            As filed with the Securities and Exchange Commission on
                   January 26, 2001 Registration No. 333-42956

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------
                                 AMENDMENT NO. 2
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Tech Electro Industries, Inc.
                 ---------------------------------------------------
                 (Name of small business issuer in its charter)

           Texas                          5065                    75-2408297
-------------------------------  ----------------------------   ----------------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or Organization)   Classification Code Number)  Identification #)

275 North Franklin Turnpike, Suite 230, Ramsey, NJ 07446       (201) 760-9900
--------------------------------------------------------       --------------
(Address of principal executive offices)                       Telephone Number

                                   William Tan
                          Tech Electro Industries, Inc.
                     275 North Franklin Turnpike, Suite 230
                                Ramsey, NJ 07446
                                 (201) 760-9900
             -------------------------------------------------------
             (Name, address and phone number for agent for service)

                                     Copy to:
                        Carl A. Generes, Counselor-at-Law
                        Smith, Underwood & Perkins, P.C.
                          Two Lincoln Centre, Suite 600
                                5420 LBJ Freeway
                                Dallas, TX 75240
                                 (972) 661-5114

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 33-98662.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

|--------------------|--------------------|--------------------|--------------------|--------------|
|Title of each class |  Amount to be      | Proposed maximum   | Proposed maximum   | Registration |
|of securities to be |  registered (1)(2) | offering price per | aggregate offering |   fee        |
|registered          |                    |  share (3)         | price              |              |
|                    |                    |                    |                    |              |
|   Common stock (4) |    250,000 shares  |     $0.73 (5)      |  $  182,500.00     |   $  48      |
|   Common stock (6) |  3,279,581 shares  |     $0.75 (7)      |  $2,459,685.00     |   $ 649      |
|   Common stock (8) |  1,000,000 shares  |     $1.75 (9)      |  $1,750,000.00     |   $ 462      |
|  Common stock (10) |  1,000,000 shares  |     $2.50 (11)     |  $2,500,000.00     |   $ 660      |
|  Common stock (12) |  1,953,000 shares  |     $3.30 (13)     |  $6,444,900.00     |   $   0 (14) |
|  Common stock (15) |  6,021,860 shares  |     $0.531(16)     |  $3,197,608.00     |   $ 844      |
|  Common stock (17) |    187,500 shares  |     $0.75 (18)     |  $  140,625.00     |   $  37      |
|                    |                    |                    |                    |              |
|Total               | 13,691,941 shares  |                    | $16,675,318.00     |  $2,700      |
|--------------------|--------------------|--------------------|--------------------|--------------|

(1) This registration statement covers 7,670,081 shares of common stock that may be acquired by option and warrant holders upon exercise of warrants and options described herein and the resale of said 7,670,081 shares by such option and warrant holders and 6,021,860 outstanding shares owned by selling shareholders.

(2) Plus such indeterminate numbers of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options and warrants.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(4) Shares issuable upon exercise of warrants.

(5) The exercise price of the warrants.

(6) Shares issuable upon exercise warrants.

(7) The exercise price of the warrants.

(8) Shares issuable upon exercise of non-employee options.

(9) The exercise price of the options.

(10) Shares issuable upon exercise of non-employee options.

(11) The exercise price of the options.

(12) Shares issuable upon exercise of warrants.

(13) The exercise price of the warrants.

(14) Shares included in earlier effective registration statement number 33-98662 for which, for purposes of these shares, this registration statement is a post-effective amendment.

(15) Shares owned by selling shareholders.

(16) Estimated solely for the purposes of calculating the registration fee under Rule 457(c).

(17) Shares issuable upon exercise of employee warrants.

(18) The exercise price of the warrants.


       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                          TECH ELECTRO INDUSTRIES, INC.
                        13,691,941 SHARES OF COMMON STOCK


This prospectus covers an aggregate of 6,021,860 outstanding shares of our common stock, which will be sold, from time to time by some of our existing shareholders. We will not receive any money from these shareholders when they sell their shares of common stock.

We are also registering 7,670,081 shares of our common stock for issuance upon exercise of outstanding warrants and options and for resale of any such shares by the warrantholders and optionholders identified on page 5 of this prospectus. We will receive the proceeds from any exercise of a warrant or option. However, we will not receive the proceeds from any resale of shares issued upon the exercise of warrants or options. See "Use of Proceeds" on page 4.

Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol "TELE". On December 31, 2000, the last reported sale price of our common stock was $0.375 per share. We have issued and outstanding 8,198,197 shares of common stock as of January 11, 2001

The securities offered hereby are speculative and involve a high degree of risk. You should read "Risk Factors", beginning on page 5.
----------------------------------------------------
                --------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                __________, 2001

                                   THE COMPANY

         Tech Electro Industries, Inc. is a Texas corporation. Our executive offices are located at 275 North Franklin Turnpike, Suite 230, Ramsey, NJ 07446, telephone number (201) 760-9900; (201) 760-9901 (Fax).

         Tech Electro Industries' business is conducted through its two wholly owned subsidiaries, Computer Components Corporation and AlphaNet Hospitality Systems, Inc. Computer Components Corporation does business as Universal Battery and will hereinafter be referred to as either "Universal Battery" or "Computer Components".

         Universal Battery sells a broad line of industrial and retail batteries. Universal Battery is an authorized battery distributor, on a non-exclusive basis, for Panasonic USA, Varta USA and Duracell, USA. Universal Battery also sells various types of electronic components, such as resistors, capacitors and relays that are installed in electronic equipment, to original equipment manufacturers.

         AlphaNet sells private in-room facsimile machines, 24-hour unattended "self-serve" business centers and both cordless and analog guestroom telephones to the hospitality industry. AlphaNet's products include: InnFax(R), the private in-room facsimile and business service, that can be found in over 420 hotels and 67,000 hotel rooms worldwide; The Office(R), a 24-hour unattended "self-serve" hotel business center providing hotel guests with 24-hour convenient access to various business office services such as personal computers equipped with popular software, printing, faxing and photocopying; InnPhone(R), an advanced two-line cordless telephone developed exclusively for hotels; and InnPhonePlus(R), a wide range of analog guestroom telephones with a wide variety of options. AlphaNet's products can be found in hundreds of hotels around the world serving tens of thousands of guestrooms.


                                  RISK FACTORS

         An investment in our shares as offered in this prospectus involves a high degree of risk. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to differences in our actual results include those discussed in this section, as well as those discussed elsewhere in this prospectus.

We have a history of net  losses.  We expect to continue to incur net losses and
--------------------------------------------------------------------------------
we may not achieve or maintain profitability.
---------------------------------------------
         We have an accumulated deficit of $9,871,547 as of December 31, 1999 and $10,012,499 as of September 30, 2000. We have incurred net losses of $3,428,634 for year ended December 31, 1999 and $4,975,911 for year ended December 31, 1998. For the nine months ended September 30, 2000, we had a loss, before a provision for an extraordinary gain, of $674,711. We also expect to incur additional operating losses in future periods. We cannot guarantee that we will be able to achieve or sustain significant periods of profitability in the future.

We will need additional capital to expand our operations.  If additional capital
--------------------------------------------------------------------------------
is not available to us, we will not achieve significant growth.
---------------------------------------------------------------
         We intend to fund our operations and other capital needs for the next twelve months substantially from cash on hand and generated from operations. We will need funds for future expansion of our operations. Our existing funds, and those generated from operations, will not be sufficient. Further, we cannot guarantee that future additional financing, if required, will be available on acceptable terms, if at all. In August 1999, persons affiliated with our President, William Tan, purchased 2,214,014 shares of our common stock for $1,400,000 in order to fund part of the purchase price of our subsidiary, AlphaNet Hospitality Systems Inc. In October 1999, a company affiliated with Mr. Tan's brother, Kim Yeow Tan, loaned AlphaNet $1,525,000 of a $2,525,000 loan to refinance existing AlphaNet indebtedness. In February 2000, a company affiliated with Mr. Tan loaned Tech Electro Industries $500,000 to pay a part of the purchase price of AlphaNet. See Certain Relationships and Related Transactions, page 29 below. We have been and expect to continue to be dependent on financial resources being made available to us by Mr. Tan and affiliated entities. However, neither Mr. Tan nor the affiliated entities are obligated to continue to provide us necessary financial resources. If they choose not to, Tech Electro Industries will most likely cease operations and dissolve.

We do not have the resources to pay  substantial  current  indebtedness  nor any
--------------------------------------------------------------------------------
commitment to refinance such indebtedness.
------------------------------------------
         As of the date of this prospectus, the current principal balance of the $2,525,000 loan to AlphaNet is $2,225,000, is due on October 21, 2001 and is secured by all of the assets of AlphaNet. Tech Electro Industries's $500,000 loan is due on March 9, 2001 and is secured by all of the AlphaNet stock. We do not have either the resources or capital commitments to pay these loans. Should we be unable to refinance either of these loans, the lenders may foreclose on their security resulting in our loss of AlphaNet as a subsidiary.

We depend on a limited number of suppliers for the battery products we sell. The
--------------------------------------------------------------------------------
lost of one or more of these suppliers would seriously hurt our business.
-------------------------------------------------------------------------
         Our subsidiary, Universal Battery, has a close, non-exclusive relationship with Panasonic Battery Sales Group of Matsushita Electric Corp. of America, the main supplier of the battery products we sell. Over the past three years, Panasonic has supplied approximately 45% of the batteries that we sell. If our relationship with Panasonic ended, Universal Battery's business would be adversely effected. We have been and we expect to continue to be reliant on a limited number of suppliers, and the loss of any of these suppliers of our battery products could adversely effect our financial condition and results of operations.

One customer  accounted for 43.79% of Universal  Battery's  revenues in 1999 and
--------------------------------------------------------------------------------
27.87% of its revenues for the nine-months ended September 30, 2000.
--------------------------------------------------------------------

         Schumacher Electric Corporation accounted for 43.79% of Universal Battery's sales in 1999 and 27.87% for the nine months ended September 30, 2000. If Universal Battery lost Schumacher as a customer, our sales and income would substantially decrease.

AlphaNet's business is seasonal and depends on business travelers.
------------------------------------------------------------------
         Business travelers are the primary users of AlphaNet products. Sales volume is generally lower in the summer months and around holidays, Easter, Thanksgiving, Christmas and New Years. Also, downturns in the economy in general will likely result in fewer business travelers and a decrease in the use of our products.

AlphaNet's revenues have been on a downward trend.
--------------------------------------------------
         Since we acquired AlphaNet in October 1999, revenues generated through the usage of fax machines have been decreasing. Unless we are able to find new markets for AlphaNet products or develop new products to market, we expect that our sales will not grow, but likely continue to decrease.

We have  started to develop and market new  products  that will  complement  the
--------------------------------------------------------------------------------
existing product line that we sell. If we do not develop commercially successful
--------------------------------------------------------------------------------
products, we may be unprofitable or forced to cease operations.
---------------------------------------------------------------
         Universal Battery distributes standard industrial and retail batteries and passive electronic components. AlphaNet provides private in-room facsimile machines and office centers to the hospitality industry for use by hotel guests. These core businesses have not been profitable or at times only marginally profitable. Unless we successfully develop and market new products, we will not achieve any degree of success and may go out of business.

         Over the past two years, Universal Battery has expanded its battery distribution business by selling alarm and medical battery related products. For the nine months ended September 30, 2000, medical battery sales represented approximately 10.8% and alarm battery sales were approximately 15.6% of total sales.

If our key employees do not continue to work for us, our business will be harmed
--------------------------------------------------------------------------------
because competition for replacements is intense.
------------------------------------------------
         Our performance is substantially dependent on Randy Hardin, our CEO at Universal Battery, John J. Beasley and Ian Kindred, our executive officers at AlphaNet, to continue to work for us and to market our existing products and to develop new product lines. We do not have employment agreements or key man life insurance policies on these employees.

         Our future success and growth also depends on our continuing ability to identify, hire, train and retain other highly qualified technical, managerial and sales personnel. Since competition for such personnel is intense, we cannot guarantee that we will be able to attract, assimilate or retain other highly-qualified technical, managerial or sales personnel in the future. If we cannot attract and retain the necessary technical, managerial or sales personnel our business, operating results or financial condition could be adversely effected.

We  have  certain  conflicts  of  interest  due  to  part-time   management  and
--------------------------------------------------------------------------------
relationships.
--------------

         William Tan, President, Chairman, and CEO devotes only a percent of his business time to us and has other employment and business interests to which he devotes attention and will continue to do so, resulting in conflicts of interest for his attention to our business. These conflicts of interest could have a material adverse impact on our business.

         Mr. Tan allocates as much time as necessary to handle circumstances and issues as they arise. Mr. Tan receives updates and communicates with the executives of Tech Electro Industries on a weekly basis. He chairs and attends the board meetings at Tech Electro Industries, AlphaNet, and Universal Battery, which are held several times a year, personally, or via telephone conference. Mr. Tan's participation is mainly at the board level. Mr. Tan has assisted us in raising monies for the acquisition of US Computer Group and AlphaNet. Mr. Tan does not receive a salary from Tech Electro for his positions as Chairman, CEO and President. Mr. Tan also does not receive any compensation from either AlphaNet or Universal Battery.

Our  president,  William  Tan,  and  entities  in which he is a  principal,  own
--------------------------------------------------------------------------------
directly  and  indirectly  42.79% of our  outstanding  shares  of common  stock,
--------------------------------------------------------------------------------
assuming exercise of all options and warrants held by such persons.
-------------------------------------------------------------------
         Mr. Tan and entities that he controls, together with relatives and entities affiliated with his relatives, have control of Tech Electro Industries. Without their consent, no person could gain control of Tech Electro Industries.

The  exercise of  outstanding  warrants  and options  will cause  immediate  and
--------------------------------------------------------------------------------
possibly significant dilution in the value of your shares.
----------------------------------------------------------
         If the holders of our warrants and options decide to exercise all or part of their warrants and options, you will experience immediate and possibly significant dilution in the value of your shares. The market price of our common stock could also decline upon the resale of the common stock received upon exercise of the warrants or options.

To raise additional capital to finance expansion or to make acquisitions, we may
--------------------------------------------------------------------------------
need to issue new shares of common  stock that may  further  dilute the value of
--------------------------------------------------------------------------------
your shares.
------------
         To expand our current operations or to make acquisitions of other businesses, we may need to issue additional shares of our common stock.

Depending on the market price of our shares that we may issue to raise capital or to make acquisitions, any such issuance could be dilutive to the value of your shares.

The existence of the substantial  number of outstanding  options and warrants to
--------------------------------------------------------------------------------
purchase our stock will make it much more  difficult to secure future  financing
--------------------------------------------------------------------------------
from non-affiliated sources.
----------------------------
         We have outstanding warrants and non-employee options to purchase 7,670,081 shares of our common stock. We also have outstanding employee incentive stock options to purchase 1,444,750 shares and an additional 1,973,000 shares reserved under incentive stock option plans, for future option grants. The exercise prices of these outstanding options and warrants range from $0.53 to $3.30 per share. These options and warrants overhanging the market will severely hamper our ability to raise money to finance our operations. As stated previously, if we cannot secure any needed financing, our business will fail and we will likely cease operations.

We do not  expect  to be able  to pay  dividends  on our  common  stock  for the
--------------------------------------------------------------------------------
foreseeable future.
-------------------
         We have limited financial resources. We need additional capital to expand our operations. Credit providers to our two operating subsidiaries restrict use of available cash. While these credit facilities do not directly prohibit Tech Electro Industries from paying dividends, their limitations on upstreaming capital to Tech Electro Industries effectively eliminates Tech Electro Industries' ability to pay dividends on its common stock.

If our losses  continue,  our common  stock may  become  classified  as a "penny
--------------------------------------------------------------------------------
stock", making resale of any shares purchased in this offering more difficult.
------------------------------------------------------------------------------
         Our common shares are traded on the OTC Bulletin Board. If our shares were to become classified as a penny stock, Rule 15g-9 of the Securities Exchange Act of 1934 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, if Tech Electro Industries does not have $2,000,000 in net tangible assets, trading in our common stock could be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is a least $5.00 per share. However, our shares trade infrequently and recently at the $0.20 to $0.30 range. Our common stock was delisted from the Nasdaq SmallCap Market on the close of business, April 7, 1999 because we failed to comply with continued listing requirements.

         Tech Electro Industries common shares are, as of the date of this prospectus, outside the definitional scope of penny stocks as net tangibles assets exceed $2,000,000. In the event our shares were subsequently to become characterized as a penny stock, the market liquidity for our common shares could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell our common shares and thus the ability of purchasers of shares to sell their shares in the secondary market.

Of the 6,021,860 outstanding shares of our common stock being offered by selling
--------------------------------------------------------------------------------
shareholders  under  this  prospectus,  1,959,423,  or 33% are being  offered by
--------------------------------------------------------------------------------
officers, directors and affiliates of Tech Electro Industries.
--------------------------------------------------------------
         Most of the 1,959,423 shares owned by Tech Electro Industries insiders were purchased two to three years ago in private transactions at prices significantly higher than current market prices. Each wishes to sell his or her shares to recoup some of his or her investment. In the event these persons sell all of their shares, and assuming none have exercised any option or warrant to acquire additional shares, all officers and directors of Tech Electro Industries as a group will not own any shares.

                                 USE OF PROCEEDS

         We will receive the proceeds upon exercise of any of the warrants or options covered by this prospectus. We will devote any such proceeds to our then working capital needs. If all the warrants and options are exercised, we will receive $13,477,710 in aggregate exercise proceeds, as follows:

Warrants and             Per share           Aggregate           Expiration
Options for            exercise price        Proceeds               Dates
-----------            --------------        --------               -----
  250,000 shares        $0.73              $  182,500             2/25/05
3,467,081 shares        $0.75              $2,600,310            10/20/04
1,000,000 shares        $1.75              $1,750,000            12/01/01
1,000,000 shares        $2.50              $2,500,000             3/10/02
1,953,000 shares        $3.30              $6,444,900            12/01/01

         We cannot assure you that any of these options or warrants will ever be exercised. In view of the current stock price, it is unlikely that the warrants to purchase 1,953,000 shares at $3.30 per share will be exercised. Those warrants expire December 1, 2001, and will not be repriced.

         We will not receive the proceeds from any resale of shares that are acquired by the warrant or optionholders upon their exercise of warrants or options. Also, we will not receive the proceeds from the sale of our shares by the selling shareholders listed below.

                              SELLING SHAREHOLDERS

         We are registering for sale shares that are issued and outstanding and owned by certain existing shareholders. We are registering for resale the shares that may be issued upon exercise of outstanding warrants and options. As used hereinafter, the term "selling shareholder" includes those warrant and optionholders who may exercise their warrants and options and who may resell the shares they receive upon the exercise of their warrants and options. However, as of the date of this prospectus, none of these persons has exercised any warrant or option. Unless the price of our common stock increases substantially, it is unlikely that any warrant or option will be exercised in the foreseeable future.

         The following table includes certain information about the selling shareholders for whom we are registering the shares for resale to the public.

   Name             Shares of common stock  Shares of common stock  Number of
                    that may be acquired    directly owned as of    shares to be
                    upon exercise of        the date of this        owned after
                    warrants or options     prospectus and          the
                    and resold to the       included in this        offering *
                    public                  offering
-------------------------------------------------------------------------------
William Tan Kim      100,000                 75,000                 -0-
Wah, (1)
President & CEO of
Tech Electro Industries

Steven Scott (2)     87,500                  64,500                 -0-

Wooi Hou Tan (3)     333,000                 333,000                -0-

Jason Tan            334,000                 334,000                -0-

Mutsuko Gomi         333,000                 333,000                -0-

Placement &          1,150,000               283,000                -0-
Acceptance, Inc.(4)

Equator Holdings     180,000                 205,000                -0-
 (5)

Synergy Systems      180,000                 205,000                -0-

Eurasia Securities   180,000                 205,000                -0-
 Ltd.

Asean Broker Ltd.    180,000                 205,000                -0-

Fleet Security       180,000                 205,000                -0-
Investment, Ltd (6)

Ventures             727,273                 727,273                -0-
International, Ltd
 (7)

Gin Securities, Ltd. 581,818                 581,818                -0-

Jenny Jechart        509,091                 509,091                -0-

Hae Jong Yoo         218,182                 218,182                -0-

Appel Investments    116,703                  -0-                   ---

AlphaNet Funding     76,514                   -0-                   ---
LLC (8)

Caspic International 250,000                  -0-                   ---

Stephen & Elizabeth  ----                     20,400                -0-
Davies

Hi-Tel Group, Inc.   ----                     68,000                -0-

Stanford Leland      ----                     9,000                 -0-

Joel M. Marcus I.T.  ----                     13,600                -0-

Sadasuke Gomi, (9)    ----                    2,150                 -0-
Director of
Tech Electro Industries

Matzuda Corporation  ----                     13,600                -0-

Roy Schwartz         ----                     10,800                -0-

Telstar              ----                     136,000               -0-
Entertainment Group

Allan Wolf, Jr.      ----                     94,000                -0-

Steven Schulz, Inc.  ----                     25,000                -0-
Pension Trust

Peter Banner         ----                     20,000                -0-

Capital Resource     ----                     15,000                -0-
Group

Donna Gilbert        ----                     10,446                -0-

Pricewaterhouse      ----                     1,100,000             -0-
Coopers, Inc.

* Assumes no exercise of an outstanding warrant or option held by those persons.

(1)      Mr. Tan is the  President and CEO of Tech Electro  Industries.  He owns
         (i) directly  75,000  shares of Tech Electro  Industries  common stock,
         (ii) indirectly 283,000 shares of common stock that are held by Placement & Acceptance, Inc., of which Mr. Tan is an officer and director and (iii) indirectly 727,273 shares of common stock that are held by Ventures International, Ltd., of which Mr. Tan is an officer and director. See footnotes 5 and 7 below. Placement & Acceptance, Inc. also owns 5,000 Tech Electro Industries Units. Each Unit consists of one share of common and one share of Series A Convertible preferred stock. Mr. Tan also holds an employee stock option to purchase 400,000 shares of common stock.

(2) Mr. Scott is the former Executive Vice President and a former director of Tech Electro Industries.

(3)      Wooi How Tan is the adult son of William Tan.

(4) William Tan is an officer and director of Placement & Acceptance, Inc. See footnote 1 above.

(5) Mimi Tan, Secretary of Tech Electro Industries, is also an officer and director of Equator Holdings.

(6) Sadasuke Gomi, a director of Tech Electro Industries, is also a director of Fleet Security Investment, Ltd.

(7) William Tan is an officer and director of Ventures International, Ltd. See footnote 1 above.

(8)      Jenny Jechart is an officer and director of AlphaNet Funding, LLC.

(9)      Sadasuke  Gomi is a director of Tech Electro  Industries.  See footnote
         (6) above.

This prospectus also covers the 1,953,000 shares underlying warrants that were previously registered and sold by Tech Electro Industries in 1995 under registration statement number 33-98662.

                              PLAN OF DISTRIBUTION

         The shares of common stock currently owned by the selling shareholders and that may be acquired upon exercise of warrants or options may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

         - on any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the over-the-counter market on the Over-the-Counter Bulletin Board,

         -        in private transactions,

         -        through options,

         - by pledge to secure debts and other obligations, or a combination of any of the above transactions.

         If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

         The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2 (11) of the Securities Act of 1933.

         Any  profits  on  the  resale  of  shares  of  common   stock  and  any
compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may not sell all of the shares. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

         To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

         Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

         We will pay all expenses of this registration. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will be paid by the requesting stockholder(s). The selling stockholders may pay selling commissions or brokerage fees with respect to the sale of the shares by them.

                           MARKET FOR OUR COMMON STOCK

         Our common stock is now traded on the OTC Bulletin Board under the symbol TELE. Prior to April 7, 1999, our common stock was traded on the NASDAQ Small Cap Market.

         No dividends have been declared or paid on our common stock. We also have 120,588 shares of Class A preferred stock outstanding and held by two record shareholders. The Class A preferred stock carries an annual dividend of $0.3675 per share, payable in cash or shares of common stock. We have paid all dividends due and owing on the Class A preferred stock, primarily in shares of common stock.

         As of December 31, 2000, Tech Electro Industries had 8,198,197 shares of common stock issued and outstanding and held by 588 shareholders of record.

         The following table sets forth the high and low bid prices of the our common stock on a quarterly basis for the calendar years 1998 and 1999 and for the first and second quarters of 2000, as reported by the NASDAQ Smallcap Market and NASDAQ Trading and Market Services:

                  Calendar Period                High               Low
1998:
                  First Quarter.........         $3.75             $2.3125

                  Second Quarter.....            $3.50             $2.125

                  Third Quarter.......           $2.6875           $1.25

                  Fourth Quarter.....            $4.00             $0.875
1999:
                  First Quarter.........         $4.625            $0.9375

                  Second Quarter.......          $1.375            $0.25

                  Third Quarter........          $1.25             $0.6875

                  Fourth Quarter......           $1.0625           $0.625
2000:
                  First Quarter.......           $2.375            $0.6875

                  Second Quarter...              $0.75             $0.50

                  Third Quarter ...              $0.65625          $0.3125

                  Fourth Quarter......           $0.35             $0.1875

         The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this prospectus. Except for the historical information contained herein, the discussion in this prospectus contains certain forward looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. These statements include, without limitation, statements concerning the potential operations and results of our and information relating to Year 2000 matters, described below. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, without limitation, those factors discussed.

BACKGROUND AND RECENT DEVELOPMENTS

         Tech Electro Industries operations are now conducted through its two wholly owned subsidiaries, Universal Battery and AlphaNet. As AlphaNet was acquired as a purchase in October 1999, the financial statements for the nine months ended September 30, 2000 include nine months of AlphaNet operations with no operations of AlphaNet included in the comparative 1999 nine month period.

         On March 19, 1998, Tech Electro Industries acquired 51% of the common stock of US Computer Group. Our consolidated financial statements included US Computer Group's operations through February 25, 1999, at which time another entity contributed additional capital and became the largest US Computer Group shareholder. Effective February 25, 1999, US Computer Group operations have not been included in our consolidated financial statements. As our proportionate share of US Computer Group losses has exceeded our investment in US Computer Group, the results of its operations have not had any impact on Tech Electro Industries' financial statements since February 25, 1999. We have been advised that US Computer Group ceased operations in March 2000. The results of our operations for the nine months ended September 30, 2000 do not include US Computer Group operations, while the comparative period of 1999 includes two months of US Computer Group operations.

         On March 22, 2000, Coast Business Credit, Inc. , declared that US Computer Group defaulted on certain loans from Coast and demanded full payment by US Computer Group for all such loans. Tech Electro Industries guaranteed a portion of those loans. On June 7, 2000, Coast sued Tech Electro Industries in the US District Court for the Central District of California, Case No. CV-00-06115 NM (RZx), to collect $361,740 plus interest, attorney fees and costs. We settled this lawsuit by paying Coast $199,000.

         On April 28, 2000, the American Arbitration Association awarded an ex-employee of Universal Battery $375,865 due to breach of his employment agreement. We have paid this award in full.

         In August 2000, Universal Battery launched its first retail outlet known as Battery World in Oklahoma City, Oklahoma. While the main focus of

Battery World is industrial accounts, the operation will also service the higher margin retail market. Oklahoma City will serve as the primary distribution hub for Battery World and will service Oklahoma, Kansas and the Texas panhandle. This 3200 square foot facility has approximately 1200 square feet of retail space and 2000 square feet of warehouse space.

FISCAL YEAR 1999 COMPARED TO FISCAL YEAR 1998.

         Tech Electro Industries results of operations for the year ended December 31, 1999 versus the year ended December 31, 1998 were significantly impacted by the acquisition of AlphaNet Hospitality Systems, Inc., completed on October 22, 1999, the de-consolidation of US Computer Group, Inc. on February 25, 1999, and a significant increase in sales at Universal Battery. Following US Computer Group's deconsolidation, our consolidated results of operations no longer included revenues and expenses of US Computer Group.

REVENUES

         For the year ended December 31, 1999, Tech Electro had sales of $18,650,674, a decrease of $6,262,357 or 25.137%, compared to sales of $24,913,031 during the same period in 1998. The significant decrease in revenues was due to the de-consolidation of US Computer Group. US Computer Group had sales contributing to Tech Electro Industries revenue in the 1999 first quarter of $3,187,661 and AlphaNet contributed sales of $2,312,191 in the fourth quarter of 1999.

         Universal Battery recorded revenues for the year ended December 31, 1999 of $13,150,822, compared to $8,006,535 for the same period in 1998, an increase of $5,144,287 or 64.25%. This increase in revenues was primarily due to management's decision in January 1999 to shift their focus from components to the battery industry and the "Start'er-Up" program started in 1999. Start'er-Up is a portable 12 volt DC power source. Start'er-Up sales in 1999 were approximately $3,878,674 or 43.79% of Universal Battery's sales. For the nine months ended September 30, 2000, Start'er-Up and a newer, smaller version, "Power-Up" had sales of $3,480,085 or 27.87% of Universal Battery's sales.

         AlphaNet recorded revenues for the fourth quarter 1999 of $2,312,191, with no contribution in the comparable period in 1998. However, revenues for the first three quarters of 2000 were $5,888,429, indicating a downward trend in revenues.

         Tech Electro Industries recognized a loss from operations of $3,008,196 for the year ended December 31, 1999, compared to a loss of $4,438,491 during the same period in the prior year, a decrease in net losses of $1,430,295 or 32.25%. The decreased loss as compared to 1998 was due primarily to the de-consolidation of US Computer Group in 1999. US Computer Group's cost of goods sold and direct servicing cost in 1998 was $17,588,858 compared to $2,496,303 in 1999 and their general and administrative expenses were $10,564,336 in 1998 to $2,064,840 in 1999. The 1999 loss from operations was mainly attributable to the losses incurred by AlphaNet for the last quarter of 1999, by US Computer Group during the first quarter of 1999 and by overhead expenses incurred by the parent company. The majority of these overhead expenses were salaries, legal and professional fees. Because of Universal Battery's increased revenues for 1999, this entity reflected a profit from operations of approximately $276,000 for the year. Both Universal Battery and Tech Electro Industries incurred expenses relating to the write off of loans made to US Computer Group that were deemed uncollectible at year end. The amount of these notes that were written off during 1999 was $472,344.

COST OF GOODS SOLD AND DIRECT SERVICING COSTS

         Tech Electro Industries cost of goods sold and direct servicing costs decreased to $13,528,488 in the year ended December 31, 1999 from $17,588,858 during the same period during 1998, a decrease of $4,060,370 (23.08%). The decrease in cost of goods sold and direct servicing costs is attributable to the de-consolidation of US Computer Group, which contributed cost of goods sold and direct servicing costs of $2,496,030 during the first quarter with no contribution during the remaining period in 1999.

         Universal Battery's costs of goods sold increased by $4,455,525 to $10,577,578 for the year ended December 31, 1999, compared to $6,122,053 for the same period in 1998. Overall, cost of goods as a percentage of sales increased to 72.5% in the year ended December 31, 1999, from 70.6% during the same period in 1998. These increased costs are largely attributable to Universal Battery's increasing revenues for 1999. Universal Battery has expanded its sales base to include a large volume customer with a lower profit margin than many of the other customers. Also, as part of the overall plan for increasing revenues by concentrating more on batteries and battery related products, the gross margin has declined because these products have a lower margin than electronic components. Management believes it has compensated for that loss of margin, and will continue to do so, with the increases in volume.

         AlphaNet's cost of goods sold in the fourth quarter of 1999 was $562,831.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Tech Electro's selling, general and administrative expenses or "S,G &A", decreased to $6,796,921 for the year ended December 31, 1999, compared to $9,395,513 for the year ended December 31, 1998, a decrease of $2,598,592 or 27.66%. The decrease in selling, general and administrative expenses was due to de-consolidation operations of US Computer Group, which contributed general and administrative expenses of $2,064,840 in the first period of 1999, with no contribution during the remaining period of 1999.

         Universal Battery's selling, general and administrative expenses increased by $167,072 or 7.451% to $2,409,483 for the year ended December 31, 1999, compared to $2,242,411 during the same period ended December 31, 1998. At December 31, 1999, Universal Battery incurred a bad debt expense of $272,864 on a loan that was made to US Computer Group. Had it not been for this bad debt, Universal Battery S, G & A expenses would have been lower than during 1998.

         AlphaNet's selling, general and administrative expenses in the fourth quarter 1999 was $2,604,454 of which $956,647 was depreciation of revenue producing assets. The last quarter of 1999 was abnormally high due to accounting, legal and loan refinancing costs incurred by AlphaNet in connection with its acquisition by Tech Electro Industries.

INVENTORY

         Universal Battery monitors potential inventory adjustments on an ongoing basis and increased its inventory allowance periodically throughout Fiscal 1999. During 1999, Universal Battery recorded an additional provision of $107,951 for obsolete inventory compared to a provision of $1,250,798 in 1998, a substantial portion of which was for US Computer Group.

DEPRECIATION AND AMORTIZATION EXPENSE

         Tech Electro Industries incurred $1,225,510 in depreciation and amortization for the year ending December 31, 1999, compared to $1,116,353 in 1998 an increase of $109,157 or 9.7%. The majority of the depreciation expense is attributed to AlphaNet which incurred $967,153. US Computer Group incurred depreciation and amortization cost of $181,803 in 1999 compared to $1,060,737 in 1998.

AMORTIZATION OF EXCESS OF NET ASSETS ACQUIRED OVER COST

         Tech Electro Industries also has an excess of net assets acquired over cost which is associated with the purchase of AlphaNet which is being amortized, $130,101 in 1999.

INTEREST EXPENSE

         Tech Electro Industries incurred $552,536 in interest expense for the year ended December 31, 1999, compared to $684,120 during the same period in 1998, a decrease of $131,584 or 19.23%. The majority of the interest expense is attributable to US Computer Group, which incurred $122,525 in interest the first quarter and AlphaNet which incurred $370,530 in the fourth quarter of 1999. AlphaNet interest expense was larger than expected due to an interest penalty for early retirement of an AlphaNet financing arrangement with a third party.

INCOME TAX EXPENSE

         The expected income tax benefit for 1999 and 1998 resulting from the net loss has a 100% valuation allowance recorded against it for both periods due to the uncertainty of generating future taxable revenue.

LIQUIDITY

         As of December 31, 1999, Tech Electro Industries, on a consolidated basis, had cash and cash equivalents of $894,261. By comparison on December 31, 1998, Tech Electro Industries had approximately $1,399,060 in cash and cash equivalents.

CASH FLOW FROM OPERATIONS

         Cash provided by operations for 1999 was $290,669 compared to cash used in operations of $1,833,921 in 1998. The major components of cash flows from operations in 1999 included a decrease of $702,657 in inventory due to the deconsolidation of US Computer Group, an increase of $387,316 in prepaid expenses due to advance payments to foreign vendors. Capitalization of loan costs increased to $228,768 due to refinancing of several loans. Accrued liabilities increased $867,803 due to property tax liability, accrued vacation, bonuses, salary, and accrued note interest.

CASH FLOW FROM INVESTING ACTIVITIES

         Cash used by investing activities in 1999 was $2,154,980 compared to $195,653 in 1998. We used $994,235 to an acquire AlphaNet compared to acquisition cost of $188,613 in 1998. In 1999, Tech Electro Industries purchased $260,294 in short term investments, advanced US Computer Group $472,344 in loans which we had to write off and the cash decreased from the de-consolidation of US Computer Group was $316,262. Tech Electro Industries expects capital expenditures to be consistent from 1999 to 2000. Tech Electro Industries has no material commitments for capital expenditure.

CASH FLOW FROM FINANCING ACTIVITIES

         Cash provided by financing activities was $1,359,512 and $1,510,030 in 1999 and 1998 respectively. We received proceeds on sale of common stock of $1,448,750 and proceeds from long term debt in the amount of $2,375,000. In 1999, we used cash of $1,060,557 from our current bank lines of credit and $1,428,681 from long-term debt in 1999.

         We expect to fund future cash needs through operations, Universal Battery's line of credit and raising additional capital as necessary.

         Our line of credit is with Wells Fargo Business Credit, Inc. As of December 31, 2000, Computer Components Corporation borrowed $2,617,720 under this line. The outstanding balance under the line is payable on demand, with interest payable monthly at prime plus 2%, 11.5% at December 31, 2000. The line of credit matures in August 2002 and is secured by Computer Components Corporation accounts receivable, inventory, equipment and intangibles. The line is guaranteed by Tech Electro Industries.

         In October 1999, as part of our acquisition of AlphaNet, we arranged for AlphaNet to borrow an aggregate of $2,525,000 to refinance existing AlphaNet indebtedness. Of this amount, $1,525,000 was borrowed from Appel Investments Inc. of which Kim Yeow Tan, the brother of our President and CEO, William Kim Wah Tan, is an officer. The balance of $1,000,000 was borrowed from AlphaNet Funding LLC, a limited liability company of which Jenny Jechart, one of our selling shareholders, is the principal. Both of these loans bear interest at 20.5%, mature in October 2001, are secured by a first lien on all AlphaNet assets and a second lien on all AlphaNet stock owned by Tech Electro Industries.

         In February 2000, Caspic International, Inc. loaned Tech Electro Industries $500,000 to fund part of the purchase price of AlphaNet. This loan bears interest at the rate of 12% per annum, payable monthly, and matures on March 9, 2001. It is secured by a pledge of all of the capital stock of AlphaNet. Our President and CEO, William Tan, is a director and shareholder of Caspic International Inc.

INFLATION

         Tech Electro Industries has not been materially effected by inflation. While we do not anticipate inflation affecting our operations, increases in labor and supply prices could impact our ability to compete.



THREE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1999.

REVENUES

         For the three month period ended September 30, 2000, Tech Electro Industries had revenues of $6,993,580 compared to $4,272,788 for the similar period ended September 30, 1999, an increase of $2,720,792 or 63.7%.

         Universal Battery and AlphaNet had revenues of $5,400,148 and $1,593,432 for the three month period ended September 30, 2000, respectively, compared to revenues of $4,272,788 and $0 for AlphaNet for the similar period in 1999, respectively. Universal Battery's increase in revenues is attributable to a number of factors. Universal Battery's battery and related product sales continue to grow due to Universal Battery's entrance into other battery markets, including consumer, medical and security. These new markets accounted for 26.4% of total battery sales for the nine months ended September 30, 2000. In addition, Universal Battery has started to use direct shipping for larger volume orders which has enabled Universal Battery to compete with the larger market items. Also, during the third quarter of 2000, Universal Battery's largest customer, Schumacher Electric Corp., added a new product to its existing product lineup, resulting in Universal Battery's customer significantly increasing its purchase order volume.

         However, AlphaNet's third quarter revenues of $1,593,492 indicate a downward trend in revenues compared to the $2,245,756 in revenues for the quarter June 30, 2000 and $2,041,241 for the quarter March 31, 2000.

COST OF REVENUES

         For the three month period ended September 30, 2000, Tech Electro Industries's cost of revenues increased to $4,657,752 compared to cost of revenues of $3,448,920 for the similar period in 1999, an increase of $1,208,832 or 35.0%.

         Universal Battery's and AlphaNet's cost of revenues totaled $4,324,867 and $332,885 for the three month period ended September 30, 2000, compared to $3,448,920 and none for the similar period in 1999, respectively. Increased revenues at Universal Battery during the three month period ended September 30, 2000 compared to the similar period in 1999, resulted in an increase in the cost of revenues during the three month period ended September 30, 2000 compared to the similar period in 1999. Cost of revenues as a percentage of revenues for Universal Battery decreased slightly to 80.08% compared to 80.72% for the similar period in 1999. This decrease was largely attributable to the increased volume of direct shipments from Universal Battery's suppliers to their customers.

GROSS PROFIT

         For the three month period ended September 30, 2000, Tech Electro Industries recorded a gross profit of $2,335,828 compared to $823,868 for the similar period in 1999, an increase of $1,511,960 or 183.52%.

         Universal Battery's and AlphaNet's gross profit totaled $1,075,281 and $1,260,547 for the three month period ended September 30, 2000, compared to $823,868 and none for the similar period in 1999, respectively.

         Gross profit as a percentage of revenue for the three month period ended September 30, 2000 for Universal Battery increased slightly to 19.91% compared to 19.28% for the similar period in 1999. The increase was largely attributable to lower overhead costs associated with the direct shipments to their customers.

OPERATING EXPENSES

         For the three month period ended September 30, 2000, Tech Electro Industries's operating expenses, consisting mainly of selling, general and administrative, depreciation and amortization expenses increased to $2,042,341 compared to $1,061,105 for the similar period in 1999, an increase of $981,236 or 92.47%.

         Universal Battery's, AlphaNet's, and Tech Electro Industries's selling, general and administrative expenses totaled $729,611, $760,604 and $134,981, respectively for the three month period ended September 30, 2000, compared to $525,411, none, and $503,303 for the similar period in 1999, respectively. The increase in Universal Battery's selling, general and administrative expenses was largely attributable to increases in legal fees (including settlements), advertising and travel costs. The decrease in Tech Electro Industries's selling, general and administrative expenses was largely attributable to a decrease in consulting fees.

         For the three month period ended September 30, 2000, Tech Electro Industries's depreciation and amortization expense was $345,246 compared to $17,391 for the similar period in 1999, an increase of $327,855 or 1885.20%. The increase is largely attributable to AlphaNet's depreciation of assets of $321,446.

         Amortization of excess of net assets of companies acquired over costs relates to the acquisition of AlphaNet.

INTEREST EXPENSE AND FINANCING FEES

         For the three month period ended September 30, 2000, Tech Electro Industries incurred $246,768 in interest expense compared to $11,940 for the similar period in 1999, an increase of $234,828 or 1,966.74%. The majority of the increase in interest expense is attributable to the $2,525,000 loan which was obtained to acquire AlphaNet in October 1999. AlphaNet paid $188,673 in interest on this loan during the three month period ended September 30, 2000.

         Deferred financing costs are amortized on a straight-line basis over the original term of the financing agreement. Tech Electro Industries issued warrants to various lenders, which were recorded at fair value using the

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
Black-Scholes model. Amortization of these deferred financing costs was $102,649 for the three month period ended September 30, 2000.

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999.

REVENUES

         For the nine month period ended September 30, 2000, Tech Electro Industries had revenues of $18,368,540 compared to $11,992,350 for the similar period in 1999, an increase of $6,376,190 or 53.17%.

         Universal Battery and AlphaNet had revenues of $12,488,111 and $5,880,429 for the nine month period ended September 30, 2000, respectively, compared to revenues of $8,856,671 and none for the similar period in 1999, respectively. US Computer Group had revenues of $3,135,679 for the nine months ended September 30,1999 and none during the same period for 2000, due to its de-consolidation. Universal Battery's increase in revenues is attributable to a number of factors. Universal Battery's battery and related products product sales continue to grow due to Universal Battery's entrance into other battery markets, including consumer, medical and security. In addition, Universal Battery has started to use direct shipping for larger volume orders which has enabled Universal Battery to compete with the larger market items. These "direct ship" customers accounted for 48% of revenues for the nine months ended September 30, 2000. Also, during the third quarter of 2000, Universal Battery's largest customer, Schumacher Electric Corp., added a new product to its existing product lineup, resulting in Universal Battery's customer significantly increasing its purchase order volume.

COST OF REVENUES

         For the nine month period ended September 30, 2000, Tech Electro Industries's cost of revenues increased to $11,444,503 compared to $9,466,044 for the similar period in 1999, an increase of $1,978,459 or 20.90%.

         Universal Battery and AlphaNet's cost of revenues totaled $9,937,779 and $1,506,724 for the nine month period ended September 30, 2000, compared to $7,063,062 and none for the similar period in 1999, respectively. Prior to the de-consolidation of US Computer Group, US Computer Group contributed $2,402,982 to the costs of revenues for the nine month period ended September 30, 1999 and none for 2000. Increased revenues at Universal Battery during the nine month period ended September 30, 2000 compared to the similar period in 1999, resulted in an increase in the cost of revenues during the nine month period ended September 30, 2000 compared to the similar period in 1999. Cost of revenues as a percentage of revenues for Universal Battery decreased slightly to 79.58% compared to 79.70% for the similar period in 1999. This decrease was largely attributable to the increased volume of direct shipments from Universal Battery's suppliers to their customers.

GROSS PROFIT

         For the nine month period ended September 30, 2000, Tech Electro Industries recorded a gross profit of $6,924,037 compared to $2,526,306 for the similar period in 1999, an increase of $4,397,731 or 174.08%.

         Universal Battery and AlphaNet's gross profit totaled $2,550,332 and $4,373,705 for the nine month period ended September 30, 2000, compared to $1,797,609 and none for the similar period in 1999, respectively. US Computer Group's gross profit totaled $728,697 for the period ended September 30, 1999, none for 2000.

         Gross profit as a percentage of revenue for Universal Battery increased slightly to 20.42% compared to 20.30% for the similar period in 1999. The increase was largely attributable to lower overhead costs associated with Universal Battery's direct shipments to their customers and the focus on battery and battery-related products, which produce a higher profit margin than component sales.

OPERATING EXPENSES

         For the nine month period ended September 30, 2000, Tech Electro Industries's operating expenses, consisting mainly of selling, general and administrative, legal settlement, depreciation and amortization expenses increased to $6,596,837 compared to $4,426,829 for the similar period in 1999, an increase of $2,170,008 or 49.02%.

         Universal Battery's, AlphaNet's, and Tech Electro Industries's selling, general and administrative expenses totaled $2,009,862, $2,979,299, and $419,540, respectively for the nine month period ended September 30, 2000, compared to $1,348,955, none, $2,607,418, includes US Computer Group for the similar period in 1999, respectively. The increase in Universal Battery's selling, general and administrative expenses was largely attributable to increases in legal fees, including settlements, advertising, travel costs and the writing off of a note receivable. The decrease in Tech Electro Industries's selling, general and administrative expenses was largely attributable to the decrease in consulting fees.

         For the nine month period ended September 30, 2000, Tech Electro Industries's depreciation and amortization expense was $1,020,353 compared to $254,526 for the similar period in 1999, an increase of $765,827 or 300.88%. The increase is largely attributable to AlphaNet's depreciation of assets of $953,932 for the nine month period ended September 30, 2000 and US Computer Group incurring $181,803 in amortization costs for the first half of 1999, none in 2000.

         Amortization of excess of net assets of companies acquired over costs relates to the acquisition of AlphaNet.

INTEREST EXPENSE AND FINANCING FEES

         During the nine month period ended September 30, 2000, Tech Electro Industries incurred $648,831 in interest expense compared to $152,652 for the similar period in 1999, an increase of $496,179 or 325.04%. The increase in interest expense is attributable to a $2,525,000 loan which was obtained to acquire AlphaNet in October 1999. AlphaNet paid $511,291 in interest on this loan during the nine month period ended September 30, 2000.

         Deferred financing costs are amortized on a straight-line basis over the original term of the financing agreement. Tech Electro Industries issued warrants to various lenders, which were recorded at fair value using the Black-Scholes model. Amortization of these deferred financing costs was $445,366 for the nine month period ended September 30, 2000, compared to none for the similar period in 1999.

EXTRAORDINARY GAIN

         Tech Electro Industries recognized an extraordinary gain of $568,750 from the retirement of the PricewaterhouseCoopers, Inc. note of $2,100,000 that composed part of the purchase price of the AlphaNet acquisition. The note was paid with $500,000 cash and the issuance of 1,100,000 common shares in February 2000.

INVENTORY

         Tech Electro Industries continually reviews its inventory allowance procedures and policies and will make adjustments as necessary. During the period ended September 30, 2000, Tech Electro Industries recorded $9,000 as a reserve for inventory allowance, compared to $215,930 for the similar period in 1999. For the nine months of 1999, Universal Battery recorded a $95,750 inventory reserve for slow moving passive components and US Computer Group recorded a $120,000 reserve prior to the de-consolidation.

LIQUIDITY

         Tech Electro Industries had cash and cash equivalents of $633,509 and $350,708 at September 30, 2000 and 1999, respectively.

         Net cash used by operations was $1,315,764 for the nine month period ended September 30, 2000 compared to $80,801 for the similar period in 1999. The majority of the cash used during 2000 related to an increase in accounts receivable of $1,801,922 which was offset by an increase in accounts payable of $509,422. The 1999 cash used by operating activities was due to larger increases in accounts receivable than accounts payable.

         Net cash used by investing activities for the nine-month period ended September 30, 2000, was $79,512 compared to $2,148,877 for the similar period in 1999. The majority of the cash was used to purchase new property and equipment in 2000, offset by proceeds from the sale of property and equipment, a certificate of deposit and payments received on a note receivable. During the nine month ended September 30, 1999 cash was used primarily for advances to a related party of $472,397 and cash in the de-consolidating of US Computer Group of $316,262, and the increases in restricted cash of $1,400,000. Tech Electro Industries expects capital expenditures to be consistent from 1999 to 2000. Tech Electro Industries has no material commitments for capital expenditure.

         Net cash provided by financing activities for the nine-month period ended September 30, 2000, was $1,134,524 compared to $1,181,326 for the similar period in 1999. The net cash provided by financing activities for the nine months ended September 30, 2000 comprised of payments on capital leases, the net change in activity on the line of credit, and proceeds of $500,000 received from its long-term debt offset by repayments of $692,986. The net cash provided by financing activities for the nine months ended September 30, 1999 was mainly attributable to cash received from deferred common stock subscriptions.

         Universal Battery has a $3,000,000 line of credit with a financial institution, payable on demand, with interest payable monthly at prime plus 2%, maturing August 2001. At September 30, 2000, $1,717,754 of the line of credit was outstanding, while $1,129,658 remained available for borrowings under the line of credit.

         Tech Electro Industries has a $500,000 note payable due on March 9, 2001 with a 12% per annum interest rate. Tech Electro Industries is currently negotiating an extension of the maturity date with Caspic International, Inc.

         AlphaNet has a $2,525,000 note payable due on October 2001 with a 20.5% interest rate with a maturity date of October 2001. AlphaNet is currently seeking alternative financing.

         William Tan, our president, is a principal of Caspic. His brother, Kim Yeow Tan, is a principal of Appel Investments, Inc., one of the lenders of the $2,525,000 loan to AlphaNet. We are negotiating with Caspic and Appel to extend the maturity dates of both of these obligations. We are also seeking to refinance these obligations with third party lenders. However, we have not obtained any commitment from Caspic or Appel to extend the existing maturity dates nor from a third party lender to refinance either the note or the loan. We will not be able to pay either of these obligations by their respective maturity dates out of cash on hand or through operating revenues.

         Tech Electro Industries believes that cash flows provided by its operations and cash flows available under the line of credit will be sufficient to meet its operational cash needs for the next twelve months.

INFLATION

         Tech Electro Industries has not been materially effected by inflation. While Tech Electro Industries does not anticipate inflation affecting Tech Electro Industries's operations, increases in cost of labor and supplies could impact Tech Electro Industries's ability to compete.

INTERNATIONAL CURRENCY FLUCTUATION

         Since the majority of goods that Universal Battery purchases are from Asia, it is subject, like its competitors, to international currency fluctuation. Universal Battery purchases all of its products in US dollars and accordingly foreign currency gains and losses, if any, are insignificant.


                             DESCRIPTION OF BUSINESS

GENERAL BUSINESS HISTORY

         Tech Electro Industries was incorporated under the laws of the State of Texas on January 10, 1992, for the purpose of acquiring 100% of the capital stock of Computer Components Corporation, a Texas corporation. Computer Components has, since its inception in 1968, operated as a distributor of electronic components and, in 1980, expanded into the battery assembly and distribution business.

         On October 29, 1996, we incorporated Universal Battery Corporation, a Texas corporation, for the purpose of expanding into new markets for batteries and battery products. In June 1999, we merged Universal Battery into Computer Components. Computer Components does business as Universal Battery.

         On March 19, 1998, we completed the acquisition of a controlling interest in US Computer Group, a company that provided a broad range of information technology services and products. On February 25, 1999, Telstar Entertainment, then the second largest shareholder of U S Computer Group, contributed additional capital to US Computer Group through the purchase of additional shares, making Telstar the largest shareholder. Effective February 25, 1999 we ceased reporting US Computer Group's financial results in our consolidated financial statements. We have written off our entire investment in US Computer Group. In March 2000, a US Computer Group bank creditor foreclosed on all of US Computer Group's assets, effectively terminating all of US Computer Group's operations. We guaranteed a portion of the US Computer Group bank indebtedness. In this regard, the said bank creditor demanded that we pay $361,740 to the bank pursuant to the guarantee and filed suit to enforce its guarantee. We settled the suit by paying the bank $199,000. Through equity accounting we have reduced our entire investment of US Computer Group of $1,671,344, The $1,671,344 includes: $1,000,000 in initial consideration for the purchase of 51% of US Computer Group on March 19, 1998; $472,344 in loans from Tech Electro Industries to US Computer Group; and $199,000 to settle the claim with the bank creditor.

         On July 15, 1998, Tech Electro Industries entered into an agreement to acquire DenAmerica Corp., the owner and franchisor of the Black-eyed Pea restaurant chain and a leading franchisee of Denny's restaurants. The deal was never consummated because Tech Electro Industries could not secure the necessary financing.

         On August 1, 1998, Tech Electro Industries relocated its executive offices to New York City. On June 26, 2000, its executive offices were relocated to the offices of its subsidiary, AlphaNet, in Ramsey, New Jersey.

         On  October  26,  1999,  we  completed  the   acquisition  of  AlphaNet
Hospitality Systems, Inc. We paid a combination of cash, promissory note and assumption of indebtedness for a total consideration value of $3,500,000. We paid $1,400,000 cash that was raised in a private placement through the sale of our common stock and warrants. We issued a $2,100,000 non-interest bearing four-month promissory note to the seller as part of the purchase price. We believe AlphaNet's business has the potential to expand with the growth of the hospitality industry. Also, it could complement Universal Battery's business by opening avenues for the sale of battery products to the hotel industry.

         On March 8, 2000, we paid in full the $2,100,000 note by paying to the seller $500,000 in cash and 1,100,000 shares of our common stock. The $500,000 cash was borrowed from an entity affiliated with our president. See discussion under Certain Relationships and Related Transactions, page 39.

UNIVERSAL BATTERY

         Universal Battery's operations have historically consisted of: (i) sale of battery and battery assembly systems and contract manufacturing or kitting systems; (ii) sale of passive electronic components; (iii) sale of other products, such as AC transformers, ceramic sound sources, battery chargers, etc. Our products are sold to original equipment manufacturers (OEMs) and distributors for use in the manufacture and sale of high-technology products, such as computers, oil field equipment, medical instrumentation, uninterruptible power supply systems, and security equipment among others. Universal Battery is an authorized distributor, on a non-exclusive basis, for two product groupings of Panasonic, USA , Varta, USA and Duracell, USA. Varta, based in Germany, is a manufacturer of battery products. Panasonic is a subsidiary of Matsushita Electric Corp. of Japan. Universal Battery also operates under noncontractual, long-term relationships (many exceeding 10 years) with other vendors located in Taiwan, Hong Kong, China, Korea and Japan from whom it imports non-proprietary electronic components and batteries marketed under its registered trademark, "NIKKO","UBC", "Tech Electro Industries" and, occasionally, under the name of the Asian vendor. Universal Battery has also added, within the last two years, vendors of electro magnetic devices, battery charging and electro mechanical devices from The People's Republic of China.

BATTERIES

         Universal Battery sells and distributes, under agreements with Panasonic and Varta, a broad line of industrial (as opposed to consumer-retail) batteries. The batteries sold and distributed by Universal Battery include sealed lead-acid, nickel-cadmium, lithium, carbon-zinc, nickel metal hydride and alkaline batteries. In addition to the sales of individual batteries, we assemble and sell battery packs" consisting of assembled groups of batteries combined physically and electrically into a single unit. We are a Panasonic authorized modification center and, in that capacity, create custom-designed battery packs meeting specifications of individual customers. In addition to providing the services necessary to produce battery packs, such as welding and assembly, Universal Battery supplies materials such as wiring, connectors, and casings. Completed battery packs are assembled to order in nearly all instances and we maintain little or no inventory of completed packs, although components for assembly of packs are maintained. Universal Battery also offers customers battery packs assembled in China to the customers' specifications. We maintain a broad inventory of various sizes of batteries and components utilized in battery package production to serve customer needs for immediate pack design and assembly.

         We have recently introduced and are promoting our "Start'er Up" battery product. Start'er Up is a portable source of 12 volt DC power used primarily as an emergency starting power source for failed automobile and boat batteries. It may also be used to power many accessories, including cellular phones, portable televisions and radios. We also have a smaller version of the Start'er Up that we call "Power-Up". At only 12 pounds, it is just two-thirds the weight of the Start'er-Up product, offering greater convenience of handling.

         On December 8, 1999, Universal Battery launched an e-commerce site, www.ubcbattery.com, enabling consumers to purchase an extensive selection of battery and battery related products. Our e-commerce site augments current sales and marketing channels, affording us the opportunity to reach out to a segment of the battery market not currently being served by our direct sales force. To date, we have had insubstantial sales from our e-commerce site.

RETAIL OUTLET

         In October  2000,  we opened our first retail  outlet,  called  Battery
World, in Oklahoma City, Oklahoma for the sale of cellular and cordless phone batteries under our private label. Our outlet is in a leased facility and contains 1,200 square feet of retail space and 2,000 square feet of warehouse space. If this outlet is successful, we plan possible future sites in other large cities. As of the date of this prospectus, however, we do not have any definite plans to open any additional outlets.

         Our Oklahoma City facility also serves as a distribution hub for our line of battery products. We project that our Battery World outlet will generate $500,000 in revenues for fiscal year 2001 and $750,0000 for fiscal year 2002, with gross margins of 30% compared to our 22% average margins on battery sales. We caution that these are projections and they may not materialize.

CONTRACT MANUFACTURING AND KITTING OPERATIONS

         For the past several years we have sold various types of electronic components to United States-based customers. The components are delivered to the customer's facility in Mexico, where Mexican sub-contractors insert these components into parted circuit PC boards to customer specifications. After such assembly, the PC boards are shipped back to the United States for assembly into the customer's final product. These are called kitting operations.

         We are currently pursuing a number of projects and believe that kitting operations represent an opportunity for us to reach new customers. However, we have enjoyed little success to date.

ELECTRONIC COMPONENTS

         Universal  Battery  imports  and  sells  to OEMs and  distributors  the
following  electronic  components  for  use  in  the  manufacture,   repair  and
modification of electronic equipment:

         Resistors. Carbon film, metal film and metal oxide resistors in both leaded and chip, surface mount, configurations.

         Capacitors. Polyester, polypropylene and polycarbonate metalized film, film and foil, inductive and non-inductive, aluminum electrolytic and ceramic capacitors, leaded and chip.

         Relays. AC and direct current relays, usually for operations at less than 20 amperes contact rating and 50 volts DC coil operation.

OTHER PRODUCT SALES

         Universal Battery sells to OEMs and distributors or retail suppliers the following other products:

         Sound sources. Piezo and inductive drive "sounders" for the production of alarm signals in security systems.

         Transformers. 120-volt AC household and business wall plug transformers for reduction of power line voltage to low voltage, 12 to 24 volts AC, applications as utilized by household and business electrical devices.

         Battery chargers. Various battery chargers used in consumers and business applications.

         Universal Battery relies primarily on sales personnel and representatives, and has undertaken only minimal advertising in trade publications. As of June 30, 2000, Universal Battery employed a direct sales force of four outside salesmen and five inside "customer service" representatives.

EQUIPMENT

         Universal Battery owns the majority of the equipment utilized in its design, manufacturing and assembly operations. This includes specialized equipment such as small electric welders, sonic welder, computer aided design computer programs, computer driven battery analyzers, battery chargers, heat-shrink ovens, strip-chart recorders, timers, multimeters and hand tools utilized in operations. Additional manufacturing equipment capable of automated epoxy dispensing and automated "connector to wire" attachment, is also owned. An insignificant amount of small equipment is leased. Universal Battery owns the computer hardware and software required for its accounting, sales, inventory and management and the office furniture and equipment as necessary to operate the business.

         Our equipment consist of readily available items and could be replaced without significant cost or disruption to business activities.

CUSTOMERS

         Our customer base is relatively broad. Universal Battery maintains a computer database of over one thousand active and inactive customers, all of whom are believed to be potential customers for our products. However, one customer, Schumacher Electric Corporation, accounted for 43.79% of Universal Battery's revenues for fiscal 1999. For the nine months ended September 30, 2000, Schumacher accounted for 27.87% of Universal Battery's revenues. The loss of Schumacher as a customer would materially decrease our gross sales.

EMPLOYEES

         As of September 30, 2000, our workforce consisted of 21 full time employees. Our workforce is down from 1998 by 13 employees due, primarily to discontinuing our Very Brite operations, in addition to an effort by management to reduce selling, general and administrative expenses.

TECHNOLOGY

         Universal Battery's electronic products are all relatively low technology. We believe these products are not subject to sudden obsolescence since they represent basic elements common to a wide variety of existing electronic circuit designs. At the same time, there can be no assurance that advances and changes in technology, manufacturing processes and other factors will not affect the market for our products.

COMPETITION

         Universal Battery competes in the sale of our batteries and battery packs with many companies located in the United States, Mexico and Asia. In sales of its electronic components, we face competition from many large electronic distributors as well as from factory direct sale outlets throughout the United States as well as other importers and exporters in Asia. Many of our competitors are substantially larger and have greater resources than we do. We are able to compete by stocking batteries and components for immediate delivery to our customers on the majority of orders. We stay in contact with our principal customers to anticipate their requirements.

ENVIRONMENTAL MATTERS

         We believe that we comply with all relevant federal, state, and local environmental regulations and do not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

PATENTS AND TRADEMARKS

         Although we are the owner of the trademark "NIKKO" in Texas for batteries and electronic components, that trademark is not regarded as essential or necessary for the marketing of our products. We do depend, in part, on the patents and trademarks of our vendors and suppliers, over which we have little control. It is possible that the loss of these marks, or the deregulation of their value, could have an adverse effect on our business.

SOURCES AND AVAILABILITY OF MATERIALS

         With the  exception  of battery  products  described  below,  Universal
Battery purchases its raw materials, such as wire, metals and packaging materials, from a number of local sources and is not dependent on any single source for raw materials. Except as noted below, it is our belief that the loss of any single supplier would not adversely affect our business. All raw materials utilized by us are readily available from many sources.

         Universal Battery enjoys a close and beneficial non-exclusive relationship with a single supplier of a substantial portion of its battery products, the Panasonic Battery Sales Group of Matsushita Electric Corp. of America. Universal Battery is a certified Panasonic Modification Center for the production of battery packs. We have also established relationships with other battery manufacturers from which we have purchased substantial numbers of batteries. The loss of any of these relationships could have a materially adverse effect on our business.

GOVERNMENTAL MATTERS

         Except  for  usual  and  customary  business   licenses,   permits  and
regulations, Universal Battery's business is not subject to governmental regulations or approval of its products.

FUTURE ACQUISITIONS AND VENTURES

         Tech Electro Industries believes that shareholder value may be increased through strategic acquisitions and new ventures in the information technology and internet related business sector. We have no prospective acquisitions or ventures that we are considering as of the date of this prospectus. If in the future one does arise, we may need to issue additional shares of common stock or borrow funds to make an acquisition or enter into a new venture. If additional shares were issued, present shareholders may suffer dilution of their interest in Tech Electro Industries. We can not assure you that any new venture or new acquisition would be successful. Our acquisition of US Computer Group in 1998 resulted in a $1,671,341 write off. In 1998, our attempt to purchase DenAmerica Corp., a restaurant company, was unsuccessful because we could not secure the required financing.

ALPHANET HOSPITALITY SYSTEMS, INC.

         Founded in 1992, AlphaNet Hospitality Systems Inc. supplies business and connectivity solutions to the hospitality industry. AlphaNet's products include: InnFax(R), the private in-room facsimile and business service, that can be found in over 420 hotels, 67,000 hotel rooms worldwide; The Office(R), a 24-hour unattended "self-serve" hotel business center providing hotel guests with 24-hour convenient access to various business office services such as personal computers equipped with popular software, printing, faxing and photocopying; InnPhone(R), an advanced two-line cordless telephone developed exclusively for hotels; and InnPhonePlus(R), a wide range of analog guestroom telephones available with five or ten programmable guest service buttons, in addition to options like caller identification. AlphaNet's products can be found in hundreds of hotels around the world serving tens of thousands of guestrooms.


PRODUCTS

         InnFax(R): AlphaNet's core product, InnFax, provides business travelers staying at leading hotels with a private, in-room fax machine. Users may send and receive faxes with complete confidentiality and at their convenience, on a unique, private fax number which is disabled on check-out so that the next guest has a different and unique number. In addition, the guest has access to a range of information services and in-room printing of the hotel bill. The latest InnFax(R) machine, the IBC-5000, provides the benefits of the InnFax(R) service with the additional features of plain paper PC printing and copying.

         InnFax(R) service is based on AlphaNet's patent-protected technologies, combining the facilities of the public switched telephone network with conventional radio frequency paging into a unique communications capability. This technology provides hotels with the capability of offering private in-room fax service, even in single-line rooms, without the significant capital expenditures otherwise required to rewire the hotel and upgrade telecom systems to make in-room fax possible. For the nine months ended September 30, 2000, InnFax (R) accounted for approximately $5,000,000 in gross revenues.

         The Office(TM): The Office(TM) is an unattended "self-service" hotel business center. Credit card activated, The Office provides hotel guests with

24- hour convenient access to various office services. Hotel guests can utilize a personal computer loaded with popular business software, have access to the Internet and Email, as well as document printing, faxing and photocopying, all without ever having to leave the hotel. For hotels, particularly those within the fast growing mid-market/ limited service sector, The Office(TM) allows them to meet the needs of business travelers without the expense of added staff. For the nine months ended September 30, 2000, The Office accounted for approximately $334,000 in gross revenues.

         InnPhone(R): AlphaNet has continued to evolve as a single-source provider of business and connectivity solutions to the hospitality industry with its introduction of InnPhone(R), an advanced two-line cordless phone. With InnPhone(R), hotel guests will be able to roam around their room or suite while on the phone without being tied to fixed telephone. For the nine months ended September 30, 2000, InnPhone (R) service accounted for approximately $167,000 of gross revenues.

         InnPhonePlus(R), On October 23, 2000, AlphaNet formed a strategic partnership with Telematrix, a leading manufacturer of specialized phones for the hospitality industry. Under this agreement, AlphaNet will market and sell the Telematrix's complete line of analog guestroom telephones. The telephones will be marketed globally as InnPhonePlus(R) to hotel chains and independents, not just properties where AlphaNet currently provides its other products and services. The new offering will include single and two-line models as well as its new Caller ID and Euro Series phones. All models are available with five or ten programmable guest service buttons and Telematrix's patented TouchLite message waiting retrieval system.

         AlphaNet and its licensees have InnFax (R)in-room fax machines installed in approximately 67,000 rooms in 420 hotels worldwide. AlphaNet also has its unattended business centers in 58 hotels in the United States. In addition, AlphaNet's InnPhone(R) is installed in approximately 3,000 hotels rooms in the United States.

EQUIPMENT

         AlphaNet  purchases  fax  machines  and  office  equipment  from  Sanyo
Electric Company in Japan. The manufacturer modifies facsimile machines to AlphaNet specifications. This allows the facsimile machines to operate as a part of a communications network so that business travelers or other individuals residing in hotel rooms can send and receive fax transmissions.

         AlphaNet also leases fax machines to hotels using third party lease arrangements. Hotels sign multi-year lease agreements with third party lease companies for fax machines, an alternative to having AlphaNet owned equipment on site. The leased equipment connects to AlphaNet communications and billing system. Approximately 10% of the installed fax machines are leased.

         The equipment necessary for The Office product line is obtained from brand name manufacturers and software suppliers and deployed in hotels under contract. The Office products contain modifications to allow for activity tracking, and summarized individual usage for billing purposes that is provided to AlphaNet and the hotel.

         AlphaNet acts as a sales agent for both its InnConnect and InnPhone products.

CLIENT BASE

         AlphaNet sells its product line at both chain/management company and individual property levels. Among its 370 hotel clients are properties represented by more than 20 brands, such as Hyatt, Marriott, Loews, Fairmont, and Sheraton, to name a few. AlphaNet's InnFax service can be found in every "Business Class" room of the Hyatt chain and in many leading luxury properties such as The Waldorf-Astoria, Plaza Hotel, New York Palace Hotel and The Mansion on Turtle Creek.

EMPLOYEES

         AlphaNet is headquartered in Ramsey, New Jersey, a suburb of New York City, and maintains a significant office in Toronto, Canada and a small depot repair facility in Colorado Springs. AlphaNet's sales and marketing, management and support staff are located in New Jersey. Operations, customer service, R&D and finance are in the Toronto facility. The three sales managers and the inside sales representative work from their homes, as do three installation managers located in New York, Chicago and the Washington, DC area. AlphaNet employs a total of 37 people.

SALES AND MARKETING

         AlphaNet sells its products and services through a direct sales force comprised of three regional sales managers and an inside sales representative, led by the Vice President of Marketing. The regional sales managers, working from their homes in New York, Chicago and San Jose, California, each are respectively responsible for the Eastern, Central and Western United States and Canada. In addition, senior management of AlphaNet takes an active roll in sales and sales management.

         Our sales force is supported by trade advertising and extensive use of highly targeted direct mail. AlphaNet also typically exhibits at two major industry trade shows each year.

PATENTS AND TRADEMARKS

         AlphaNet holds a number patents allowing individual fax machines to work in concert with communications networks. Those that we utilize in our products expire in five years, however, none are material to our business.

         InnFax(R) and InnPhone(R) are copyrighted by AlphaNet. The Office(TM) and InnConnect(R) are AlphaNet registered trademarks of unlimited duration.

COMPETITION

         AlphaNet does not have significant competition to its InnFax business. There are two established competitors to AlphaNet's The Office product and many distributors of hotel telephones. We compete through service or product pricing and marketing to our large, established customer base.

SOURCES AND AVAILABILITY OF SERVICES

         AlphaNet relies upon the facilities and services of various telephone and communications common carriers. Those relationships are defined under contract by multi year agreements that have, and continue to, satisfy AlphaNet's needs.

         AlphaNet relies on one manufacturer to provide it with fax machines.

GOVERNMENTAL MATTERS

         Except for the usual and customary business licenses and regulations, AlphaNet's business is not subject to governmental regulations or approval of its products.

FUTURE ACQUISITIONS AND VENTURES

         Tech Electro Industries believes that shareholder value may be increased through strategic acquisitions and new ventures in the information technology and internet related business sector. We have no prospective acquisitions or ventures that we are considering as of the date of this prospectus. If in the future one does arise, we may need to issue additional shares of common stock or borrow funds to make an acquisition or enter into a new venture. If additional shares were issued, present shareholders may suffer dilution of their interest in Tech Electro Industries. Of course, we can not assure you that if we ever entered into a new venture or made a new acquisition that it would be successful. Our recent acquisition of US Computer Group turned out to be a total loss resulting in a $1,671,344 write off. Also, in 1998, we attempted to purchase a restaurant company, DenAmerica Corp. We also had to abandon that acquisition because we could not secure the required financing. Even if we wished to make a future acquisition or embark on a new venture, we may not be able to raise the capital to do so.


PROPERTY

         AlphaNet occupies leased office space in Toronto, 7,300 square feet, New Jersey, 2600 square feet and Colorado, 400 square feet. The "per month" lease cost are as follows:



                  Toronto           $11,420
                  New Jersey        $ 4,200
                  Colorado          $   550
                  Oklahoma City     $ 2,236


         The Toronto property is on a month to month lease. The New Jersey lease expires on July 31, 2001. The Colorado lease expires on March 1, 2001. Tech Electro Industries' executive offices are also located in the New Jersey offices leased by AlphaNet and for which Tech Electro Industries pays a portion of the monthly lease costs.

         Universal Battery leases an industrial office building complex and parking facility in Addison, Texas owned by La Taste Enterprises, a family partnership of Craig D. La Taste, former director and former President of Universal Battery. The property includes approximately 23,000 square feet of office and warehouse building and 7,000 square feet of open fenced and paved parking and storage areas. We have entered into a lease effective March 1, 2000 for five years at a rate of $8,400 per month. The building space includes approximately 4,000 square feet of office space, 4,000 square feet of assembly space used in Universal Battery's battery pack business, with the balance of the space dedicated to warehousing, storage, shipping and receiving operations.

         Universal Battery also leases 3,200 square feet of retail/warehouse space in Oklahoma City for its Battery World outlet. We have entered into a three year lease effective August 1, 2000 for three years at a rate of $2,236 per month. If this outlet is successful, we plan possible future sites in other large cities. As of the date of this prospectus, however, we do not have any definite plans to open any additional outlets.


                                   MANAGEMENT

         The following table sets forth certain information concerning the executive officers and directors of Tech Electro Industries:

Name                      Principal Occupation                           Age

William Tan               Investor, President, Chief Executive Officer,   57
                          and Chairman of the Board

Ian Colin Edmonds         Vice President and Director                     28

Sadasuke Gomi             Investor and Director                           29

Julie A. Sansom-Reese     Chief Financial Officer                         37
                          Tech Electro Industries, Inc. and
                          Universal Battery

Mimi Tan                  Secretary                                       26


         William Tan was elected President, Chief Executive Officer, Director, and Chairman of the Board of Directors of Tech Electro Industries in February 1997. For the past five years, Mr. Tan's principal business has been private investments. Mr. Tan has been active as an entrepreneur in the fields of finance, general insurance, property development and management for the past twenty years. He has held senior management positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father of Mimi Tan.

         Ian Colin Edmonds, Vice President and director of Tech Electro Industries. Mr. Edmonds is a graduate of the University of Denver, where he received a bachelors degree in Marketing and minor in Statistics in June 1996. Following graduation and through December 1997, he was Assistant Product Manager at Information Handling Services, a private information-technology firm, in Denver, Colorado. Mr. Edmonds has served as a director of Tech Electro Industries since July 1997. Mr. Edmonds was elected Vice President in February 1999.

         Sadasuke Gomi was elected Director of Tech Electro Industries in February 1997. Mr. Gomi is a graduate of Meii University in Japan, where he received a bachelor's degree in commerce in 1995. During the past five years, Mr. Gomi's principal occupation has been that of a private investor, as well as a student.

         Julie A. Sansom-Reese was named Interim Chief Financial Officer of Tech Electro Industries in November 1999. In November 2000, she assumed this role on a permanent basis. Since August 1986, she has served as CFO of Universal Battery. She served as CFO of Tech Electro Industries from 1992 through June 1996. She earned a BA from Texas Tech University in August 1986.

         Mimi Tan is the Secretary of Tech Electro Industries. Ms. Tan graduated Cum Laude from University of Denver, Colorado with a B.A. degree in Marketing and Minor in Statistics in November 1996. Following graduation through August 1997, she interned under a Vice President of Investments at Prudential Securities in Denver, Colorado. She joined Tech Electro Industries, Inc. February 1998. She is the daughter of William Tan.

         No family relationship exists among any of the executive officers or directors, except that William Tan is the father of Mimi Tan.

                              SIGNIFICANT EMPLOYEES

         The  following   table  sets   forth-certain   information   concerning
significant employees of Tech Electro Industries wholly owned subsidiaries.

                                 Age                  Position

Randy Hardin                     40      President and CEO of Universal Battery

John J. Beasley                  51      Executive Vice President of Alpha Net

Ian Kindred                      52      Vice President of AlphaNet

         Randy T. Hardin is Chief Executive Officer of Universal Battery. He has been an officer of Universal Battery since November 1996. From 1991 to 1996, Mr. Hardin was the National Sales Manager of MK Battery, Inc., a distributor of sealed batteries. Mr. Hardin is a graduate of Texas A&M University where he received a B.A. in Political Science/Marketing in 1982.

         John J. Beasley joined AlphaNet in August 2000 as Executive Vice President of Sales and Marketing. Prior to joining AlphaNet, Mr. Beasley was a Regional Sales Manager for Fujitsu Business Communications, a producer of networking, telecommunications and call center equipment, where he was employed for 1-1/2 years. Prior to that he was a director of the commercial products division for Zenith Electronics for over 10 years.

         Ian Kindred is Vice President of AlphaNet. He joined AlphaNet in 1992 to create and manage its InnFax operations, engineering and customer service in North America.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
         The following table sets forth information for the fiscal year ended December 31, 1999, 1998, and 1997 concerning compensation of the Chief Executive Officer and the four most highly compensated executive officers of Tech Electro Industries whose salary and bonus compensation was at least $100,000, for services in all capacities to Tech Electro Industries and its subsidiaries or divisions in the fiscal year ended December 31, 1999:

                           Summary Compensation Table


                Annual Compensation                   Long-Term Compensation
                ------------------------              ------------------------
                                                      Awards                       Payouts
---------  -----------  ------  -----   -----------   ----------  ------------     -------
Name and   Fiscal       Salary  Bonus   Other         Restricted  Securities       LTIP
Principal  Year         ($)     ($)     Annual        stock       Underlying       Payouts
Position   Ended                        Compensation  award(s)    Options/         ($)
           December 31                  ($)            ($)         SARs (#)
---------  -----------  ------  -----   -----------   ----------  ------------     -------
William           1999   0      0        0                        400,000           0
Tan Kim
Wah,
Chairman          1998   0      0        0            $244,620    100,000           0
of the                                                (1a)        (1b)
Board,
President         1997   N/A    N/A      N/A          $393,750     N/A              N/A
and CEO                                               (1b)
---------  -----------  ------  -----   -----------   ----------  ------------     -------

(1a) On November 18, 1998, we agreed on an annual compensation of $360,000 including expenses, effective February 1998, for Mr. Tan's services. On December 15, 1998, we issued to Mr. Tan 400,000 shares of common stock, in lieu of payment of Mr. Tan's 1998 accrued salary in consideration for services provided by Mr. Tan. On December 22, 1999, Tech Electro Industries and Mr. Tan rescinded the issuance of these shares to him. Mr. Tan returned the shares to Tech Electro Industries and has waived all compensation due him for his said services to Tech Electro Industries.

(1b) On February 1998, Tech Electro Industries agreed to pay Mr. Tan $10,000 per month for services rendered in 1997 as Chairman of the Board, President and Chief Executive Officer. On February 20, 1998, we issued to Mr. Tan 100,000 shares of common stock, valued at $2.25 per share, in lieu of payment of Mr. Tan's 1997 accrued salary, and an additional 75,000 shares of common stock in repayment of expenses and advances incurred by Mr. Tan. On December 22, 1999, Tech Electro Industries and Mr. Tan rescinded the issuance of the said 100,000 shares to him. Mr. Tan returned the shares to us and has waived all compensation due him for his said services to Tech Electro Industries. Concurrently with the issuance of the foregoing shares, Tech Electro Industries granted to Mr. Tan options to acquire 100,000 shares of Common Stock, which options were exercisable over a period of two years from the date of issuance, at an exercise price of $5.00 per share. In 1999, the exercise period for these options was extended to October 31, 2001 and the exercise price reduced to $0.75 per share.


         Aggregate Option Grants in Last Fiscal Year - Individual Grants


(a)          (b)          (c)                    Exercise Price  Expiration Date

             Shares       Percent of Total
Name         Underlying   Options Granted to
             Options      Employees in Fiscal
             Granted      Year
William
Kim Wah Tan  400,000      32%                    $0.75        November 15, 2004


                        EMPLOYEE INCENTIVE STOCK OPTIONS

         Tech Electro Industries has adopted three employee incentive stock option plans, the (i) 1995 Incentive Stock Option Plan, (ii) 1999 Stock Option Plan and the 2000 Incentive Stock Option Plan. There are outstanding options for
(i) 117,750 shares granted under the 1995 Plan (ii) 1,300,000 shares granted under the 1999 Plan and (iii) 27,000 shares granted under the 2000 Plan. There are an additional 1,973,000 shares available for the granting of options under the 2000 Plan. All of the said shares under the 1995 Plan, the 1999 Plan and the 2000 Plan have been registered with the Securities and Exchange Commission on Form S-8, Commission File No.333-41556.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Universal Battery leases its office and warehouse premises from La Taste Enterprises, a partnership comprised of Craig D. La Taste and members of his family. The current lease is for a term ending February 28, 2005 and provides for an annual base rent of $100,800.

         On October 26, 1999, Tech Electro Industries completed the acquisition of AlphaNet. As part of this transaction, we arranged for a $2,525,000 credit facility for AlphaNet to refinance its existing indebtedness. $1,525,000 of the said indebtedness was refinanced through Appel Investments Inc. William Tan Kim Wah's brother, Kim Yeow Tan, is an officer of Appel. In conjunction with Appel's $1,525,000 loan to refinance AlphaNet indebtedness, AlphaNet paid a loan origination fee of $150,737. The remaining balance of the indebtedness is an interest only loan at 20.5% per annum. The principal of the indebtedness is due in full on October 26, 2001. As additional consideration for the refinancing, Appel Investments Inc. received warrants to purchase 116,703 shares of common stock exercisable at $0.75 per share. The warrants expire on October 20, 2004.

         We engaged Placement & Acceptance, Inc. a British Virgin Islands corporation, to effect a private placement of securities, which was consummated in December 1997. Mr. Tan is a director and shareholder of Placement &
Acceptance. Placement & Acceptance received fees of $112,000, inclusive of expenses, for acting as sales agent in the placement. Tech Electro Industries also engaged Placement & Acceptance in October, 1999 to effect a private placement of securities to raise $1,400,000 for our acquisition of AlphaNet. Placement & Acceptance received a placement fee of warrants to purchase 500,000 shares in consideration for services rendered. In addition, we retained Placement & Acceptance to refinance the outstanding AlphaNet indebtedness required to complete the acquisition. Placement & Acceptance received a placement fee of warrants to purchase 550,000 shares of common stock in consideration for services rendered. All of these warrants are exercisable at $0.75 per share and expire on October 20, 2004.

         On February 25, 2000, we renegotiated and settled in full our $2.1 million promissory note payable to PricewaterhouseCoopers, Inc., Trustee of the Estate of AlphaNet Telecom Inc. that composed part of the purchase price of our acquisition of AlphaNet. The promissory note was paid in full by the payment of $500,000 cash and the issuance of 1,100,000 shares of common stock to PricewaterhouseCoopers, Inc. The $500,000 cash was raised by a loan from Caspic International, Inc. Mr. Tan is also a director and shareholder of Caspic International, Inc. The loan is due on March 9, 2001, bears an interest rate of 12% per annum payable monthly and is secured by a pledge of the shares of capital stock of AlphaNet. As additional consideration for the loan, we also issued to Caspic International warrants to purchase 250,000 shares of common stock at $0.73 per share exercisable immediately, with an expiration date of February 25, 2005.

         The terms of each of the above described transactions with affiliated parties are as fair to us as could have been obtained from unaffiliated parties.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of our common stock and preferred stock as of December 31, 2000, by
(i) each person who is known by us to own beneficially more than 5% of the common stock, (ii) each director of Tech Electro Industries, (iii) each of the executive officers of Tech Electro Industries, and (iv) all directors and executive officers of Tech Electro Industries as a group.

------------------   ------------  ---------  ------------ ---------  -------
                     Common                   Series A
                     Stock                    Stock
                     ------                   --------
                     Amount                   Amount
                     and                      and
                     Nature of                Nature of               % of
                     Beneficial    % of       Beneficial   % of       Voting
Name and Address     Ownership(1)  Class(2)   Ownership(1) Class(2)   Power(3)
------------------   ------------  ---------  ------------ ---------  --------
William Tan          3,467,546     42.30%     5,000        4.18%      13.30%
Kim Wah, President   Direct                   (through
and CEO              and Indirect             ownership of
No. 18 Jalan Sri     (4)                      5,000 units)
Semantan 1
Damansara Heights
50490
Kuala Lumpur
Malaysia

------------------   -----------   ------- ----------  ---------      --------
Gin Securities,Ltd.  1,163,636(5)  14.19%     0            0           7.10%
11 Jalan Medang      Direct
Bukit Bandaraya
59100 Kuala Lumpur
Malaysia
------------------   -----------   ------- ----------  ---------      --------
Pricewaterhouse      1,100,000     13.42%     0             0         13.42%
Coopers, Inc.        Direct
145 King Street W
Toronto Ontario
Canada
M5H 1V8
------------------   ------------  ------- ----------  ---------      --------
Jenny Jechart        1,094,696(6)  13.35%      0            0          6.21%
10724 Wilshire Blvd. Direct and
Los Angeles,CA 90024 Indirect
------------------   ------------  ------- ----------  ---------      --------
Jason Tan Highway    668,000(7)     8.15%      0            0          4.08%
Wisma Cosway #12-02, Direct
Jln.
Raja Chulan
50200 Kuala Lumpur,
Malaysia
------------------   ------------  ------- ----------  ---------      --------
Wooi Hou Tan         666,000(8)     8.12%      0            0          4.06%
First Floor Flat     Direct
53 Gloucester Road
London, England
SW74QN
United Kingdom
------------------   ------------  ------- -----------  ---------     --------
Mutsuko Gomi         666,000(8)     8.12%      0            0          4.03%
1367-31 Kawana       Direct
Ito-Shi,
Japan 414
------------------   ------------  ------- -----------   ---------    --------
Craig D. La Taste    542,979(9)     6.62%      0             0         6.33%
4300 Wiley Post Rd.  Direct
Dallas, TX 75244
USA
------------------   ------------  ------- -----------   ---------    --------
Mimi Tan,            535,000(10)    6.53%      0             0         2.50%
Secretary            Direct and
275 N. Franklin      Indirect
Turnpike, #230
Ramsey, NY 07446
------------------   ------------  ------- -----------   ---------    --------
Sadasuke Gomi,       487,150(11)    5.94%      0             0         2.53%
Director
275 North Franklin
Turnpike, #230
Ramsey, NJ 07446

------------------   ------------  ------- -----------   ---------    --------
Ian Colin Edmonds    200,000(12)    2.43%      0             0           0
Vice President and
Director
275 North Franklin
Turnpike, #230
Ramsey, NJ 07446
------------------   ------------  ------- ----------    ---------    --------
All Directors        4,689,696     57.20%  5,000           2.70%      18.33%
and Executive
Officers as a Group
(4 persons)

 (1)     Except  as  otherwise  indicated  and   subject  to
         applicable community property and similar laws, we assume that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.

 (2) Percent of class is based on the number of shares outstanding as of July 10, 2000. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants, options or other convertible rights which are not exercisable within 60 days from July 10, 2000.

 (3) In order to reflect the voting rights of the common stock and preferred stock as of July 10, 2000 based on shares which a holder has the right to acquire within 60 days, if such right has not been exercised as of the Record Date. However, all shares which a holder has the right to acquire within 60 days, are accounted for in the percentage of class calculations for each of the individual type of securities accounted for in this table. See footnote 2 above.

 (4) Includes (i) 75,000 shares directly held by Mr. Tan, (ii) options to acquire 500,000 shares of common stock, (iii) 288,000 shares of common stock, options to purchase 100,000 shares of common stock and 1,050,000 warrants to purchase common stock held by Placement & Acceptance, Inc. , a company of which Mr. Tan is a director and officer, (iv) 727,273 shares of common stock and 727,273 warrants to purchase shares of common stock held by Ventures

         International, Ltd., a company of which Mr. Tan is a director and officer, and (v) 5,000 Units, with each Unit convertible into one share of common stock and one share of preferred stock, of which one share of preferred stock is convertible into two shares of common stock.

 (5)     Includes (i) 581,818 shares of common stock and (ii)
         581,818 warrants.

 (6)     Includes  (i) 509,091  shares of common stock,  (ii)
         509,091 warrants and (iii) 76,514 warrants owned by AlphaNet Funding, LLC of which Ms. Jechart is the principal.

 (7) Includes options to acquire 334,000 shares of common stock.

 (8) Includes options to acquire 333,000 shares of common stock.

 (9) Mr. La Taste has direct ownership of 433,732 shares of common stock, and as a partner of La Taste Enterprise, he is owner of 16,667 shares of common stock which shares have been included in the percent of shares shown herein. In addition, Mr. La Taste has been granted options to acquire 35,000 shares of common stock; 26,250 of such options are exercisable immediately, and are included in the percent of shares shown herein. Mr. La Taste's wife, Jacqueline Green La Taste, is the owner of 24,213 shares of common stock which she received in 1994 as an inheritance. Mr. La Taste disclaims any beneficial interest in these shares. Mr. La Taste's children are beneficiaries of the La Taste Children's Trust, which owns 46,317 shares of common stock Mr. La Taste also disclaims any beneficial interest in these shares.

 (10) Includes (i) 205,000 shares and the options to acquire 180,000 shares of common stock attributed to her through Equator Holdings, Inc. a company of which Ms. Tan is a director and officer and
         (ii) options held directly by Ms. Tan to acquire 150,000 shares of common stock..

 (11)    Includes (i) 2,150 shares held directly by Mr. Gomi,
         (ii) 205,000 shares and options to acquire 180,000 shares attributed to him through Fleet Security Investments, Inc. of which Mr. Gomi is a director and (iii) an option granted to Gomi to acquire 100,000 shares.

 (12)    Represents  shares  underlying   options  currently
         exercisable by Mr. Edmonds.

                           DESCRIPTION OF COMMON STOCK

         Tech Electro Industries has authority to issue 50,000,000 shares of common stock, par value $0.01 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the board of directors. As of the date of this prospectus, there were 8,118,815 shares of common stock outstanding. Also as of such date, we had outstanding 119,588 shares Series A preferred stock, each share of which is convertible into two shares of common stock. The preferred stock carries an annual dividend of $0.3675 per share, payable in cash or common stock. Each share of preferred stock is entitled to one vote on all matters submitted to a vote of shareholders. The preferred stock also carries a liquidation preference to the common stock of $5.25 per share plus an amount in cash equal to any accrued and unpaid dividends.

                                  LEGAL MATTERS

         Carl A. Generes, Of Counsel, Smith, Underwood and Perkins, P.C., Dallas, Texas, will pass upon the validity of the common stock offered by this prospectus.

                                     EXPERTS

         The financial statements and schedules of Tech Electro Industries as of December 31, 1999 and December 31, 1998, incorporated by reference in this prospectus,have been audited by King, Griffin & Adamson P.C. independent certified public accountants, to the extent and for the periods set forth in their report thereon included in our Annual Report on Form 10-KSB for the year ended December 31, 1999, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

         Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on behalf of us, you should not place undue reliance on any such forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                       WHERE YOU CAN GET MORE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at "http:\\www.sec.gov."

         We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where an offer is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

                          INDEX TO FINANCIAL STATEMENTS
                  TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                     Years ended December 31, 1999 And 1998
                                       And
                  Quarterly periods ended September 30, 2000 and 1999
                                                                           Page
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Statement of Operations for the year ended December 31, 1999 .....F-2

TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

   Report of Independent Certified Public Accountants ......................F-4

   Financial Statements
     Consolidated Balance Sheets as of December 31, 1999 and 1998 ..........F-5

     Consolidated Statements of Operations
     for the years ended December 31, 1999 and 1998 ........................F-7

     Consolidated Statement of Changes in Stockholders' Equity
     for the years ended December 31, 1999 and 1998 ........................F-8

     Consolidated Statements of Cash Flows
     for the years ended December 31, 1999 and 1998 ........................F-10

     Notes to Consolidated Financial Statements ............................F-12

     Consolidated Balance Sheets as of September 30, 2000 (unaudited)
     and December 31, 1999 .................................................F-32

     Consolidated Statements of Operations for the three and nine months ended September 30, 2000 and 1999 (unaudited)  .................F-34

     Consolidated Statements of Cash Flows for the nine
     months ended September 30, 2000 and 1999 (unaudited)  .................F-36

     Notes to Consolidated Financial Statements ............................F-38

ALPHANET HOSPITALITY SYSTEMS, INC.

   Report of Independent Certified Public Accountants ......................F-41

   Financial Statements
     Balance Sheets as of September 30, 1999 and December 31, 1998 .........F-42

     Statements of Operations for the nine months ended
     September 30, 1999 and the year ended December 31, 1998 ...............F-43

     Statements of Changes in Stockholders' Equity for the nine months ended September 30, 1999 and the year ended December 31, 1998 .........F-44

     Statements of Cash Flows for the nine months ended
     September 30, 1999 and the year ended December 31, 1998 ...............F-45

     Notes to Financial Statements .........................................F-46

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999
                                   (Unaudited)

                                                                             (A)
                                                                        AlphaNet
                                                     Historical      Hospitality      Pro Forma           Pro Forma
                                                        1999        Systems, Inc.    Adjustments             1999
                                                  --------------   --------------   -------------      --------------
REVENUES..........................................$   18,650,674   $    6,883,390   $           -      $   25,534,064
                                                  --------------   --------------   -------------      --------------

OPERATING EXPENSES
   Depreciation and amortization..................     1,225,510        3,357,174               -           4,582,684
   Other..........................................    20,433,360        5,002,709               -          25,436,069
                                                  --------------   --------------   -------------      --------------
     Total operating expenses.....................    21,658,870        8,359,883               -          30,018,753
INTEREST EXPENSE..................................      (552,536)        (290,595)              -
(843,131)
INTEREST INCOME...................................        37,794                -               -              37,794
AMORTIZATION OF EXCESS OF NET
   ASSETS OF COMPANIES ACQUIRED
   OVER COST......................................       130,101                -               -             130,101
AMORTIZATION OF DEFERRED
   FINANCING COSTS................................      (154,716)               -               -
(154,716)
OTHER.............................................       118,919          (13,919)              -             105,000
AMORTIZATION OF NEGATIVE
   GOODWILL.......................................             -                -         328,125 (B)         328,125
                                                  --------------   --------------   -------------      --------------
NET INCOME (LOSS) BEFORE TAXES....................    (3,428,634)      (1,781,007)        328,125
(4,881,516)
INCOME TAXES......................................             -                -               -                   -
                                                  --------------   --------------   -------------      --------------
NET LOSS..........................................$   (3,428,634)  $   (1,781,007)  $     328,125      $   (4,881,516)
                                                  ==============   ==============   =============      ==============
NET LOSS ATTRIBUTABLE TO
   COMMON SHAREHOLDERS............................$   (3,479,086)                                      $   (4,931,968)
                                                  ==============                                       ==============
LOSS PER WEIGHTED AVERAGE
   COMMON SHARE OUTSTANDING
   (basic and diluted)............................$         (.63)                                      $         (.89)
                                                  ==============                                       ==============
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING
   (basic and diluted)............................     5,509,527                                            5,509,527
                                                  ==============                                       ==============

----------------
(A) To reflect the operations of AlphaNet Hospitality Systems, Inc. prior to its acquisition on October 26, 1999.
(B) To reflect the amortization of negative goodwill assuming the Company had acquired AlphaNet Hospitality Systems, Inc. on January 1, 1999.
                                       F-2

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Year Ended December 31, 1999



Effective October 26, 1999, Tech Electro Industries, Inc. ("Tech Electro" or "Company") completed an acquisition of AlphaNet Hospitality Systems, Inc. ("AlphaNet"). The historical financial statements prior to the acquisition transaction are those of Tech Electro.

For accounting purposes, the acquisition of AlphaNet is accounted for using the purchase method of accounting. See Note C to the Consolidated Financial Statements for a more complete discussion.

The unaudited pro forma statements of operations for the year ended December 31, 1999 reflect the acquisition as if the transaction were consummated on January 1, 1999.

The unaudited pro forma statements are not necessarily indicative of the results that would have been reported has such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities. The unaudited pro forma statements of operations should be read in conjunction with the separate historical financial statements of the Company and AlphaNet and related notes appearing elsewhere in this registration statement.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Board of Directors
Tech Electro Industries, Inc. and Subsidiaries

     We have audited the consolidated balance sheets of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tech Electro Industries, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                     KING GRIFFIN & ADAMSON P.C.



February 11, 2000, except for Note R for which the date is March 22, 2000 Dallas, Texas

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998



                                     ASSETS

                                                      1999             1998
                                                  ----------       ------------
CURRENT ASSETS
   Cash and cash equivalents.....................$   894,261      $  1,399,060
   Certificate of deposit........................    260,294                 -
   Accounts and notes receivable
     Trade, net of allowance for doubtful
     accounts of $282,498 and $305,077 in
     1999 and 1998, respectively.................  3,352,887         2,879,528
     Notes.......................................    180,146           305,659
     Other.......................................     67,901            13,489
     Inventories, net ...........................  1,611,358         3,356,539
     Prepaid expenses and other..................    601,257           331,893
                                                  ----------        ----------

        Total current assets.....................  6,968,104         8,286,168
                                                  ----------        ----------
PROPERTY AND EQUIPMENT
   Facsimile and business center equipment.......  8,175,530                 -
   Other equipment...............................    959,814         1,305,001
   Furniture and fixtures........................    214,271           458,897
   Vehicles......................................     14,262           216,201
   Leasehold improvements........................     51,378           327,810
                                                  ----------        ----------
                                                   9,415,255         2,307,909
   Less accumulated depreciation and
     amortization................................ (1,426,888)       (1,410,085)
                                                  ----------        ----------
       Net property and equipment................  7,988,367           897,824
                                                  ----------        ----------

OTHER ASSETS
   Notes receivable, net of current portion......      7,031             7,031
   Contract rights, net..........................          -         4,608,349
   Deferred financing costs, net.................    569,259           199,193
   Other ........................................     26,461           182,029
                                                  ----------        ----------
       Total other assets........................    722,367         4,996,602
                                                  ----------        ----------
TOTAL ASSETS.....................................$15,559,222       $14,180,594
                                                 ===========       ===========

      The accompanying footnotes are an integral part of these consolidated financial statements.

                                  - Continued -

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued
                           December 31, 1999 and 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     1999              1998
                                                 ------------      ------------
CURRENT LIABILITIES
     Lines of credit..........................   $   389,532       $ 8,198,654
     Current portion of long-term debt........     2,197,180           215,300
     Trade accounts payable...................     1,846,642         3,349,682
     Accrued liabilities......................       948,687         1,354,335
     Deferred service liability...............             -         1,646,949
     Other liabilities........................        44,119           333,975
                                                 -----------      ------------
            Total current liabilities.........     5,426,160        15,098,895
                                                 -----------      ------------

LONG-TERM DEBT, less current portion..........     2,556,174            53,204
EXCESS OF NET ASSETS OF COMPANIES ACQUIRED
     OVER COST................................     4,033,132                 -
                                                 -----------      ------------
            Total liabilities.................    12,015,466        15,152,099

MINORITY INTEREST IN SUBSIDIARY...............             -         2,054,633

COMMITMENTS AND CONTINGENCIES (Note Q)

STOCKHOLDERS' EQUITY
   Preferred stock - $1.00 par value;
      1,000,000 shares authorized;  119,588 and
      177,488  Class A issued and  outstanding
      in 1999 and 1998,  respectively;
      liquidation preference of $627,837 and
      $931,812 in 1999 and 1998,
      respectively.............................       119,588          177,488
   Common stock - $0.01 par value;  10,000,000
      shares authorized;  7,034,684 and
      4,799,177 shares issued and outstanding
      during 1999 and 1998, respectively........       70,347           47,992
   Additional paid-in capital...................   13,225,368        3,165,843
   Receivable from shareholder..................            -          (25,000)
   Accumulated deficit..........................   (9,871,547)      (6,392,461)
                                                 ------------     ------------
         Total stockholders' equity.............    3,543,756       (3,026,138)
                                                 ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...... $ 15,559,222     $ 14,180,594
                                                 ============     ============


      The accompanying footnotes are an integral part of these consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years ended December 31, 1999 and 1998
                                                     1999             1998
REVENUES                                         ------------     ------------
  Sales  ..............................          $ 13,150,822     $ 11,541,122
  Service Revenue......................             5,499,852       13,371,909
                                                 ------------     ------------
                                                   18,650,674       24,913,031
COST OF REVENUES
  Cost of goods sold...................            10,469,627       11,327,817
  Direct servicing costs...............             3,058,861        6,261,041
  Inventory obsolescence provision.....               107,951        1,250,798
                                                 ------------     ------------
                                                   13,636,439       18,839,656

GROSS PROFIT...........................             5,014,235        6,073,375

OPERATING EXPENSES
  Selling, general and administrative..             6,796,921        9,395,513
  Depreciation and amortization........             1,225,510        1,116,353
                                                 ------------     ------------
                                                    8,022,431       10,511,866

LOSS FROM OPERATIONS...................            (3,008,196)      (4,438,491)

OTHER INCOME (EXPENSES)
  Interest income......................                37,794           98,529
  Interest expense.....................              (584,014)        (684,120)
  Realized gain on sale of marketable
            securities.................                     -           71,439
  Amortization of excess of net assets
     of companies acquired over cost...                130,101               -
  Amortization of deferred financing costs            (123,238)        (52,470)
  Other  ..............................                118,919               -
                                                 -------------    ------------
                                                      (420,438)       (566,622)

MINORITY INTEREST SHARE OF LOSS OF SUBSIDIARY                -          29,202
                                                 -------------    ------------
LOSS BEFORE PROVISION FOR INCOME TAXES.             (3,428,634)     (4,975,911)

PROVISION FOR INCOME TAXES.............                      -               -
                                                 -------------    ------------
NET LOSS...............................          $ (3,428,634)    $ (4,975,911)
                                                 -------------    ------------
Net loss attributable to common stockholders     $ (3,479,086)    $ (5,058,245)
                                                 =============    ============
Basic and diluted net loss per share
     attributable to common shareholders         $       (.63)    $      (1.26)
                                                 =============    ============
Number of weighted-average shares of common
stock outstanding (basic and diluted)..             5,509,527        4,012,377
                                                 =============    ============
      The accompanying footnotes are an integral part of these consolidated financial statements.
                                       F-7

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 1999 and 1998

                    Preferred Stock        Common Stock     Additional
                  Number of             Number of            paid-in     Shareholder     Accumulated   Marketable
                   Shares     Amount     Shares    Amount    Capital     Receivable      Deficit       Securities        Total
                  ---------  --------   --------- --------  ----------  ------------   ------------    ----------     -----------
Balances at
January 1, 1998     319,934  $319,934   3,498,407 $34,985   $5,713,866  $         -     $(1,334,216)    $24,624       $4,759,193

Issuance of common
 stock for cash and
 receivable               -         -     331,250   3,312      659,188            -               -           -          662,500

Conversions of
 preferred stock
 into common stock (142,446) (142,446)    284,892   2,849      139,597            -               -           -                -

Repayment of
 shareholder loan         -         -     100,000   1,000       99,000      (25,000)              -           -           75,000

Common stock issued
 for compensation         -         -     551,650   5,516      765,257            -               -           -          770,773

Dividends paid by
 issuance of common
 stock                    -         -      32,978     330       82,004            -         (82,334)          -                -

Minority  shareholder
 portion of share-holders
 deficit in  connection
 with acquisition of U.S.
 Computer Group           -         -           -       -   (4,293,069)           -               -           -       (4,293,069)

Comprehensive income:

 Net loss for 1998        -         -           -       -            -            -      (4,975,911)          -                -

 Net unrealized loss
  on marketable
  securities              -         -           -       -            -            -               -     (24,624)               -

Total comprehensive
 income                   -         -           -       -            -            -               -           -       (5,000,535)
                  ---------  --------   ---------  ------   ----------   ----------      ----------   ---------      -----------
Balances at
 December 31, 1998  177,488   177,488   4,799,177  47,992    3,165,843      (25,000)     (6,392,461)          -       (3,026,138)

Issuance of common
 stock for cash           -         -   2,214,014  22,141    1,426,609            -               -           -        1,448,750

      The accompanying footnotes are an integral part of these consolidated financial statements.

              TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
      CONSOLIDATED   STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY - Continued
                     Years ended December 31, 1999 and 1998

                    Preferred Stock        Common Stock     Additional
                  Number of             Number of            paid-in     Shareholder     Accumulated    Marketable
                   Shares     Amount     Shares    Amount    Capital     Receivable      Deficit        Securities        Total
                  ---------  --------   --------- --------  ----------  ------------   ------------     ----------     -----------
Conversions of
 preferred stock
 into common stock  (57,900)  (57,900)    115,800   1,158       56,742            -               -            -                -

Common stock issued
 as repayment on loan
 from shareholder         -         -     108,000   1,080      113,669            -               -            -          114,749

Cash received on
 shareholder receivable   -         -           -       -            -       25,000               -            -           25,000

Common stock issued
 for compensation         -         -     135,446   1,354      138,547            -               -            -          139,901

Dividends paid by
 issuance of common       -         -      47,247     472       49,980            -         (50,452)           -                -
 stock

Common stock issued
 for services             -         -      15,000     150       13,209            -               -            -           13,359

Common stock contributed
 by President and CEO
 of Tech Electro Ind.     -         -    (400,000) (4,000)       4,000            -               -            -                -

De-consolidation of
 US Computer Group        -         -           -       -    7,597,929            -               -            -        7,597,929

Stock options issued
 to employees below
 fair market value
 recorded as
 compensation             -         -           -       -       77,652            -               -            -           77,652

Warrants issued
 with debt and            -         -           -       -      581,188            -               -            -          581,188
 for financing
 fees

Net loss for 1999         -         -           -       -            -            -      (3,428,634)           -       (3,428,634)
                  ---------  --------   --------- -------   ----------  -----------    ------------    ---------      -----------
Balances at
 December 31,1999   119,588  $119,588   7,034,684 $70,347  $13,225,368  $        -     $(9,871,547)    $       -      $ 3,543,756
                  =========  ========   ========= =======   ==========  ===========    ============    =========      ===========

      The accompanying footnotes are an integral part of these consolidated financial statements.
                                       F-9

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998
                                                      1999             1998
CASH FLOWS FROM OPERATING ACTIVITIES               -----------     -----------
Net loss .......................................   $(3,428,634)    $(4,975,911)
Adjustments to reconcile net loss to net cash
     provided by (used by) operating activities:
        Stock issued for compensation...........       139,901         308,523
        Stock issued for services...............        13,359               -
        Stock options issued to employees recorded
            as compensation.....................        77,652               -
        Depreciation and amortization of property
            and equipment.......................     1,056,545         256,406
        Provision for bad debts.................        98,163         289,077
        Provision for obsolete inventory........       107,951       1,250,798
        Loss on sale of fixed assets............         2,170               -
        Minority interest share of
            loss of subsidiary..................             -         (29,202)
        Amortization of contract rights.........       168,965         859,947
        Amortization of deferred financing costs       123,238          52,470
        Amortization of excess of net assets
           of companies acquired over cost......      (130,101)              -
          Amortization of debt discount..........       31,478               _
          Change in operating assets and liabilities
           (net of effects of acquisitions and
            de-consolidation)
           (Increase)decrease in -
               Accounts receivable - trade......      (425,634)       (373,562)
               Accounts receivable - other......       (54,412)         21,453
               Inventories......................       702,657      (1,045,849)
               Prepaid expenses and other.......      (387,316)        118,364
               Deferred financing costs.........      (249,565)              -
               Other assets.....................         5,551          52,711
           Increase(decrease) in -
               Trade accounts payable...........     1,822,942       1,061,772
               Accrued liabilities..............       867,803          84,595
               Deferred service liability.......             -         262,919
               Other liabilities................      (252,044)              -
               Dividends payable................             -         (28,432)
                                                   -----------     -----------
Net cash provided by (used by) operating activities    290,669      (1,833,921)
                                                   -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment.........     (173,799)       (177,939)
     Proceeds on sale of property and equipment..       21,512               -
     Cash paid for acquired subsidiary,
        net of cash in subsidiary................     (994,235)       (188,613)
     Payments received on notes receivable.......       40,442          99,460
     Sale (purchase) of short term investments...     (260,294)         71,439
     Advances on notes receivable................     (472,344)              -
     Cash in de-consolidation of subsidiary......     (316,262)              -
                                                   -----------     -----------
Net cash used by investing activities............   (2,154,980)       (195,653)
                                                   -----------     -----------
      The accompanying footnotes are an integral part of these consolidated financial statements.
                                      F-10

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                     Years ended December 31, 1999 and 1998

                                                     1999              1998
                                                 ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on bank lines of credit........     (1,060,557)          752,591
  Repayment of long-term debt.................     (1,428,681)                -
  Proceeds of long-term debt..................      2,223,906                 -
  Payments on loans from other banks..........              -          (178,072)
  Advances on loans from affiliates...........              -           411,000
  Proceeds from stockholder loans.............              -            75,000
  Cash received on shareholder receivable.....         25,000                 -
  Payments on redeemed preferred stock of
   US Computer Group...................                     -          (212,989)
  Proceeds from sale of common stock warrants         151,094                 -
  Net proceeds on sale of common and
     preferred shares.........................      1,448,750           662,500
                                                -------------     -------------
Net cash provided by financing activities.....      1,359,512         1,510,030
                                                -------------     -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS.....       (504,799)         (519,544)

Cash and cash equivalents at beginning
   of year   .................................      1,399,060         1,918,604
                                                -------------     -------------

Cash and cash equivalents at end of year......  $     894,261     $   1,399,060
                                                =============     =============

SUPPLEMENTAL DISCLOSURES OF INTEREST PAID.....  $     553,000     $     680,000
                                                =============     =============
SUPPLEMENTAL SCHEDULE OF NONCASH
   INVESTING AND FINANCING ACTIVITIES

   Preferred stock conversions
     into common stock........................  $      57,900     $     142,446
                                                =============     =============
   Issuance of common stock for
     settlement of note payable...............  $     114,749     $     100,000
                                                =============     =============
   Dividends paid through issuance
      of common stock.........................  $      50,452     $      82,334
                                                =============     =============
   Receivable from shareholder................  $           -     $      25,000
                                                =============     =============
   Write off of notes receivable from
    US Computer Group.........................  $     472,344     $           -
                                                =============     =============
   Warrants issued and capitalized as
      deferred financing costs................  $     430,094     $           -
                                                =============     =============
      The accompanying footnotes are an integral part of these consolidated financial statements.
                                      F-11

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

     Tech Electro Industries, Inc. ("Tech Electro Industries") was formed on January 10, 1992 as a Texas corporation. On March 19, 1998, Tech Electro Industries acquired 51% of the common stock of U.S. Computer Group ("US Computer Group"). The acquisition was accounted for as a purchase and accordingly, the consolidated statements of operations include the operations of US Computer Group from the acquisition date through February 24, 1999. On February 25, 1999, Telstar Entertainment ("Telstar") contributed additional capital to US Computer Group through the purchase of additional shares resulting in Telstar becoming the largest shareholder of US Computer Group. Effective February 25, 1999, US Computer Group has been accounted for under the equity method in the consolidated financial statements of Tech Electro Industries. As Tech Electro Industries's proportionate share of US Computer Group losses has exceeded it's original investment in US Computer Group prior to the de-consolidation, there has been no equity income/loss effect recorded by Tech Electro Industries during the period that US Computer Group has been accounted for under the equity method. On October 22, 1999, Tech Electro Industries acquired 100% of the outstanding common stock of AlphaNet Hospitality Systems, Inc. ("AlphaNet"). The acquisition was accounted for as a purchase and the operations of AlphaNet are included in the results of operations of the Company from the acquisition date.

     Its subsidiary, Computer Components Corporation ("Universal Battery"), stocks and sells electronic components. A significant portion of Universal Battery's business is involved in the stocking and sale of batteries. Within the battery sales activity there is significant value added to the batteries in the assembly of batteries into "packs". Universal Battery's electronic components sales are generated by in-house sales staff and sales representatives as well as over the internet to customers throughout the United States. US Computer Group provides maintenance services for midrange equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and many leading brand personal computers, the sale of new and used computer equipment, network integration and design services, disaster recovery, business relocation services and internet-based training services. US Computer Group's computer maintenance and sales customers are located primarily in New York, New Jersey and Pennsylvania. AlphaNet provides in-room facsimile and business center services to the hotel industry for their business travelers through licensing agreements. AlphaNet generated services revenue from its InnFax product line, a patented in-room send and receive facsimile service and TheOffice, full service business centers, for business travelers staying at hotels.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Tech Electro Industries, Universal Battery, AlphaNet and US Computer Group, (for the period that US Computer Group was accounted for as a subsidiary). All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to as the "Company".

Cash and Cash Equivalents

     The Company considers all unrestricted cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents for purposes of the Statements of Cash Flows.

Certificate of Deposit

     At December 31, 1999, the Company's subsidiary Universal Battery has pledged a $150,000 standby letter of credit with one of their major vendors. The Company has a 120 day certificate of deposit which secures the standby letter of credit.

Inventories

     Inventories consist primarily of electronic components, materials used in the assembly of batteries into "packs" and computer systems and hardware which support the Company's computer maintenance service contracts. All items are stated at the lower of cost or market. Cost related to electronic components and battery packing inventory is determined by the average cost method by specific part. Cost related to inventory used in computer maintenance is determined using the first-in, first-out method. The Company performs periodic evaluations, based upon business trends, to specifically identify obsolete, slow-moving and non-salable inventory. Inventory allowances are evaluated periodically to ensure they reflect current business trends.

Property and Equipment

     Property and equipment are carried at cost. Depreciation and amortization of equipment is provided using the straight line method over the estimated useful lives of the assets ranging from three to ten years. Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset. Depreciation and amortization expense of property and equipment recognized during 1999 and 1998 including depreciation on facsimile and business equipment, amounted to $1,056,545 and $256,406, respectively.

     Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Contract Rights

     Contract rights represent the value assigned to maintenance and servicing contracts acquired in connection with the acquisition of US Computer Group. The contract rights of $5,468,296 are amortized on a straight-line basis over their estimated average life of 5 years. Amortization expense of contract rights for the years ended December 31, 1999 and 1998 was $168,965 and $859,947, respectively. During 1999 these contract rights were removed from the financial statements as part of the US Computer Group de-consolidation.

Deferred Financing Costs

     Deferred financing costs are amortized on a straight-line basis over the original term of the financing agreement ranging from one to five years. Amortization was $123,238 and $52,470 for the years ended December 31, 1999 and 1998, respectively. During 1999, a portion of the deferred financing costs were removed from the financial statements as part of the US Computer Group de-consolidation.

Income Taxes

     The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Long-Lived Assets

     The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the years ended December 31, 1999 and 1998.

Excess of Net Assets of Companies Acquired Over Cost

     The deferred credit results from the excess of the estimated fair value of the net assets acquired over the purchase price paid for AlphaNet. After application to all non current assets acquired, this amount totaling $4,163,233 is being amortized using the straight-line method over 8 years. Amortization for the period ended December 31, 1999 was $130,101.

Revenue Recognition

         Revenue from product sales, including computer and facsimile equipment and electronic components is recognized upon shipment. AlphaNet recognizes service revenue as services are provided. Prior to the deconsolidation of US Computer Group, service revenues generated under service maintenance contracts were recognized on a straight-line basis over the contract period. Estimated losses on contracts, if any, were charged against earnings in the period in which such losses were identified. Prior to the deconsolidation of US Computer Group, service revenues that were not under contract were recognized as the service was performed.

Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of Tech Electro Industries's stock over the exercise price.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Reclassifications

     Certain 1998 amounts have been reclassified to conform with the 1999 presentation.

Loss per Share

     Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of common shares and common stock equivalents outstanding for the period. The Company's common stock equivalents of 8,881,321 and 4,220,750 in stock options and warrants as of December 31, 1999 and 1998, respectively, are not included in the diluted loss per share for 1999 and 1998 as they are antidilutive. Therefore, diluted and basic loss per share is identical. Net loss per share has been increased for dividends on preferred stock totaling $50,452 and $82,334 for 1999 and 1998, respectively.

Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Recent Accounting Pronouncements

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS

131") during the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions about how to allocate resources and assess performance.

     In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133", which establishes accounting and reporting standards for derivative instruments. SFAS No. 137 is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. The adoption of SFAS 137 is not expected to have a significant impact on the Company's results of operations.

NOTE C - ACQUISITIONS

     On March 19, 1998, the Company completed the acquisition of 51% of the issued and outstanding common stock of US Computer Group (being new stock issued by US Computer Group). The purchase consideration for this transaction was $1,000,000 paid in cash. The acquisition has been accounted for as a purchase. Negative equity related to the minority interest shareholders at the date of purchase of $4,293,068 was recorded as a contra to additional paid-in capital.

     The summary of the fair value of assets acquired and liabilities assumed is as follows:

       Current assets......................................       $  4,131,186
       Fixed assets........................................            667,408
       Contract rights.....................................          5,468,296
       Other assets........................................            486,113
       Current liabilities.................................         (5,000,983)
       Long-term liabilities...............................         (6,777,466)
       Minority interest in preferred stock................         (2,267,622)
       Purchased deficit...................................          4,293,068
                                                                  ------------
                                                                  $  1,000,000
                                                                  ============

Acquisition costs net of cash acquired in US Computer Group amounted to $188,613.

     The following unaudited pro forma consolidated information for the year ended December 31, 1998 assumes the US Computer Group acquisition occurred as of January 1, 1998:
                                   Year Ended
                                December 31, 1998
                                   (unaudited)

       Revenues..............................................     $ 30,005,656
       Net loss..............................................     $ (5,731,981)
       Loss per share (basic and diluted)....................     $      (1.43)

     On October 26, 1999, the Company completed the acquisition of 100% of the issued and outstanding common stock of AlphaNet. The purchase consideration totaled $3,500,000 through a combination of cash of $1,400,000, promissory note of $2,100,000, in addition to assuming debt of $2,375,000. The acquisition has been accounted for as a purchase. The excess of net assets of companies acquired over cost of $4,163,233 was recorded, as the purchase price was less than the estimated fair value of net assets acquired. The fair value of fixed assets was recorded based on an appraised value.

     A summary of the fair value of assets acquired and liabilities assumed is as follows:

       Current assets........................................     $  2,526,927
       Fixed assets..........................................        8,543,822
       Current liabilities...................................       (1,834,495)
       Long-term liabilities.................................       (1,573,021)
       Excess of net assets of companies acquired over cost..       (4,163,233)
                                                                  ------------
                                                                  $  3,500,000
                                                                  ============
     The following unaudited pro forma consolidated results of operations for the years ended December 31, 1999 and 1998 assumes the AlphaNet acquisition occurred as of January 1, 1999 and 1998.
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
       Revenues............................      $ 25,534,064     $ 33,480,355
       Net loss............................      $ (4,881,516)    $ (7,322,573)
       Loss per share (basic and diluted)..      $       (.89)    $      (1.82)

NOTE D - INVENTORIES

Inventories at December 31, 1999 and 1998, consist of the following:
                                                     1999             1998
                                                 ------------     ------------
       Computer components for
         maintenance contracts................   $          -     $  2,527,808
       Electronic components..................      2,212,181        2,550,129
       Inventory obsolescence reserve.........       (600,823)      (1,721,398)
                                                 ------------     ------------
                                                 $  1,611,358     $  3,356,539
                                                 ============     ============
                                      F-17

NOTE E - NOTES RECEIVABLE

Notes receivable consist of the following at December 31, 1999 and 1998:

                                                     1999             1998
                                                 ------------     ------------
       Notes  receivable  from a minority
       shareholder;  interest at 6%,  unpaid
       interest accrues monthly and adds to
       principal.  These notes were removed
       from the financial statements as part
       of the US Computer Group de-consolidation.$          -     $     81,909

       Note receivable from a preferred
       stock  shareholder,  due March 31, 1999
       and  extended  month-to-month  thereafter,
       bearing  interest  at  10.5%,
       interest payments due quarterly, secured by
       common stock of the Company...............     180,146          220,000

       Notes  receivable,  jointly and severally
       from two minority  shareholders with
       interest at 6%, payable  monthly at
       $312.50 plus  interest,  matures
       November 2001, unsecured..................       7,031           10,781
                                                 ------------     ------------
                                                      187,177          312,690
          Less current maturities................    (180,146)        (305,659)
                                                 ------------     ------------
          Long-term portion......................$      7,031     $      7,031
                                                 ============     ============

NOTE F - LINES OF CREDIT

Lines of credit at December 31, 1999 and 1998 consist of the following:

                                                     1999             1998
                                                 ------------     ------------
       $10,000,000 line of credit with bank,
       bearing interest at prime plus 2%,
       maturing September 30, 2001 and
       secured by accounts receivable, inventory
       and equipment. This note was removed as
       part of the US Computer Group
       de-consolidation..........................$          -     $  7,362,654

       $1,000,000  line of credit with bank
       payable on demand with  interest at
       prime plus 1/2%, maturing June 30, 1999
       and secured by accounts
       receivable, inventory and equipment.......           -          836,000

       $3,000,000  line of credit  with bank
       payable on demand,  with  interest
       payable monthly at prime plus 2%
       (10.50% at December 31, 1999),  maturing
       August, 2002 and secured by accounts receivable,
       inventories,  equipment and  intangibles
       of Universal Battery. Pursuant to  borrowing
       base  formulas, as of December 31, 1999
       additional borrowings of $1,018,168
       are available under the line of credit...      389,532                -
                                                 ------------     ------------
                                                 $    389,532     $  8,198,654
                                                 ============     ============

NOTE G - LONG-TERM DEBT

Long-term debt at December 31, 1999 and 1998 consists of the following:

                                                     1999             1998
                                                 ------------     ------------
       Note payable to a former employee bears
       interest at 8 percent per year, payable
       in twenty-four equal monthly installments
       including principal and interest and
       matures on September 15, 1999............ $          -     $     49,225

       Various capital lease obligations payable
       in monthly installments through July 2000.
       The monthly lease payments, including
       interest, range from $4,427 to  $8,017.
       The capital lease obligations are secured
       by the related underlying equipment and
       furniture................................            -          167,865

       Capital lease obligation payable in
       monthly installments through December
       2000. The capital lease is secured by
       certain facsimile equipment..............       19,491                -

       Various automobile loans with annual
       interest rates ranging from 9.9% to
       11.5% payable in monthly  installments
       through February 2001. The monthly
       loan payments, including interest, range
       from  $324  to  $522.  The automobile
       loans are secured by the related
       automobiles...............................           -           51,414

       Non-interest bearing note payable to
       former Trustee of AlphaNet, lump sum payment
       due at maturity on February, 2000,
       secured by stock of AlphaNet
       (see additional discussion in Note R)....    2,100,000                -

       Non-interest bearing, unsecured note
       payable to an investment company,
       lump sum payment due at maturity on
       June, 2000...............................      107,000                -

       Note payable to financing company, with
       interest payable monthly at 20.5%, and
       principal due at maturity (October 2001),
       guaranteed by Tech Electro Industries, with
       first lien on all AlphaNet assets and
       second lien on AlphaNet common stock
       (net of unamortized discount of $47,373)
       (see additional discussion in Note H).....     893,227                -

       Note payable to financing company, with
       interest payable monthly at 20.5%, and
       principal due at maturity (October 2001),
       guaranteed  by Tech Electro  Industries,
       with first lien on all AlphaNet assets and
       second lien on AlphaNet common Stock (net
       of unamortized discount of $72,243) (see
       additional discussion in Note H)..........   1,362,157                -

       Installment notes payable to leasing company,
       due in monthly installments ranging from
       $3,695 to $3,004, including interest at
       rates from 14.50% to 14.52%, maturing at
       various dates though October 2002,
       collateralized by facsimile and business
       center equipment of AlphaNet.........          271,479                -
                                                  ------------     -----------
                                                     4,753,354         268,504
                                                  ------------     -----------
       Less current maturities..................    (2,197,180)       (215,300)
                                                  ------------     -----------
                                                  $  2,556,174     $    53,204
                                                  ============     ===========

Maturities on long-term debt are as follows:

             Year ended
            December 31,
            ------------
                2000.................................     $  2,197,180
                2001.................................        2,479,317
                2002.................................           76,857
                                                          ------------
                                                          $  4,753,354
                                                          ============
                                      F-20

NOTE H - RELATED PARTY TRANSACTIONS

Lease Agreements

     The Company leases its Texas office and warehouse space, approximately 16,000 square feet, from a partnership consisting of members of the family of a shareholder. Rent paid to the partnership for the building lease was $67,200 for the years ended December 31, 1999 and 1998. In addition, commencing March 1, 2000, the Company will lease warehouse space, approximately 7,800 square feet, adjacent to their building from the same partnership for five years.

     At December 31, 1999, future minimum rental commitments for facilities under the non-cancelable operating lease agreement (including the additional commitment in effect March 1, 2000) were as follows:

          2000...............................................     $    131,200
          2001...............................................          101,900
          2002...............................................          100,800
          2003...............................................          100,800
          2004...............................................          100,800
                                                                  ------------
          Total..............................................     $    535,500
                                                                  ============

     During January 1999, the Company loaned US Computer Group $222,344 for working capital requirements. The loan bears interest at 8% and matures March 12,2000, with annual options to extend for one year periods through March 12, 2004. On August 26, 1999, the Company loaned US Computer Group an additional $250,000 for working capital requirements. The loan bears interest at the prime rate plus 1%. During December 1999, the Company determined that these loans were uncollectible and therefore, these receivables were written off. Such amounts have been included with selling, general and administrative expenses in the accompanying consolidated statements of operations.

     During July 1999, the Company issued 108,000 shares of common stock with a fair market value $114,749 to a stockholder of Tech Electro Industries in settlement of a $56,000 note payable. The excess of the fair market value of the stock over the note has been recorded as compensation expense during the year ended December 31, 1999. In addition, this stockholder contributed 400,000 shares of Tech Electro Industries common stock to the Company. Such stock was immediately cancelled.

     During 1999, the Company borrowed $1,525,000 from a finance company that has an officer who is a relative of Tech Electro Industries's president. The Company paid a loan origination fee of $150,737. The loan requires interest payments monthly at 20.5% per annum. The principal is due in full on October 21, 2001. As additional consideration the finance company received warrants to purchase 116,703 shares of Tech Electro Industries common stock exercisable at $0.75 per share. The warrants vest immediately and expire on October 20, 2004. The fair value of these warrants of $91,255 has been recorded as a discount to the original debt and is being amortized over the term of the debt. The fair value was estimated using the Black-Scholes model with the following assumptions: dividend yield of 0%; expected volatility of 299%; risk free interest rate of 6%; and an expected life of 5 years.

     During 1999, the Company borrowed $1,000,000 from a finance company that has a principal who is also a shareholder of Tech Electro Industries. The Company paid an origination fee of $98,828. The loan requires interest payments monthly at 20.5% per annum. The principal is due in full on October 21, 2001. As additional consideration the finance company received warrants to purchase 76,514 shares of Tech Electro Industries common stock exercisable at $0.75 per share. The warrants vest immediately and expire on October 20, 2004. The fair value of these warrants of $59,839 has been recorded as a discount to the original debt and is being amortized over the term of the debt. The fair value was estimated using the Black-Scholes model with the following assumptions: dividend yield of 0%; expected volatility of 299%; risk free interest rate of 6%; and an expected life of 5 years.

     Also during 1999, the Company engaged an investment company, of which the Company's president is a director and shareholder to act as sales agent in a private placement. The investment company received a placement fee of 500,000 warrants in consideration for these services rendered. In addition, the Company retained the investment company to refinance certain outstanding indebtedness. The investment company received a fee of 550,000 warrants in consideration for these services rendered. All of the aforementioned 1,050,000 warrants are exercisable at $0.75 per share and expire on October 20, 2004.

NOTE I - DECONSOLIDATION OF US Computer Group

     Through February 25, 1999, the consolidation losses of US Computer Group exceeded the Company's investment in US Computer Group by approximately $3,340,000 million. Therefore, in conformity with the equity method of accounting for its investment in US Computer Group, no additional losses have been charged to operations after February 25, 1999. In addition, the de-consolidation of US Computer Group resulted in a net credit to additional paid-in capital of $7,597,929.

     Following is an unaudited summary of financial position and results of operations of US Computer Group:

                                                 December 31,     December 31,
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
Current assets..............................     $  3,671,255     $  3,840,774
Property, plant and equipment, net..........          384,290          558,268
Other assets, net...........................          673,243          779,661
                                                 ------------     ------------
       Total assets.........................        4,728,788        5,178,703

Current liabilities.........................        7,017,569       13,438,514
Long-term debt..............................        6,719,136           18,308
                                                 ------------     ------------

       Total liabilities....................       13,736,705       13,456,822
                                                 ------------     ------------
Stockholders' deficit.......................     $ (9,007,917)    $ (8,278,119)
                                                 =============    =============

                                                         Year Ended
                                                 December 31,     December 31,
                                                     1999             1998
                                                  (Unaudited)      (Unaudited)
                                                 ------------     ------------
Sales Revenue.........................           $   896,741     $   3,534,857
Sales Gross profit....................               243,323         2,560,602
Service Revenue.....................              14,549,823        13,371,909
Service Gross Profit..................            11,623,185         8,906,477
Net loss................................         $(1,818,664)    $  (2,845,082)

NOTE J - MINORITY INTEREST

     Minority interest of $2,054,633 at December 31, 1998, represents the minority interest in US Computer Group's series D and series E redeemable preferred stock which remains outstanding at December 31, 1998. The Series E preferred stock was issued as a requirement of a shareholder to convert a loan due from US Computer Group to preferred stock prior to the acquisition of 51% of the common stock of US Computer Group by the Company (See additional discussion in Note A).

NOTE K - STOCKHOLDERS' EQUITY

     The preferred stock bears cumulative dividends of 36 3/4 cents per share payable annually and has a liquidation preference of $5.25 per share. Through December 31, 1999 the Company has paid all dividends which have accrued on the preferred stock. The voting rights are equal to common shares, other than with respect to certain matters; generally amending the rights or powers of the preferred stock. The preferred stock is convertible at the option of the holder into two shares of common stock subject to adjustment (the "Conversion Rate") (as more fully described in the Certificate of Designation) at any time after one year from the date of issue. The Company may compel conversion at the Conversion Rate at any time after one year from the date of issue if the closing market price of the common stock is $5.25 or higher for 30 consecutive trading days. During 1999, 57,900 shares of preferred stock were converted into common stock.

NOTE L - INCOME TAXES

     Deferred tax assets and liabilities at December 31, 1999 and 1998 consist of the following:

                                                     1999             1998
                                                 ------------     ------------

       Current deferred tax asset.............   $    517,436     $    749,188
       Current deferred tax liability.........        (80,069)               -
       Valuation allowance....................       (437,367)        (749,188)
                                                 ------------     ------------
       Net current deferred tax asset.........   $          -     $          -
                                                 ============     ============

       Non-current deferred tax asset.........   $  3,251,779     $  1,979,549
       Non-current deferred tax liability.....        (19,570)      (1,741,498)
       Valuation allowance....................     (3,232,209)        (238,051)
                                                 ------------     ------------
       Net non-current deferred tax asset.....   $          -     $          -
                                                 ============     ============

     The current deferred tax asset results primarily from the provision for inventory obsolescence and doubtful accounts and certain accrued liabilities which are not currently deductible for federal income tax purposes. The current deferred tax liability results from capitalized loan costs that are expensed immediately for tax purposes. The non-current deferred tax liability arises from the accelerated methods of depreciation of assets for federal income tax purposes. The non-current deferred tax asset results primarily from the net operating loss carry forward. The net operating loss available at December 31, 1999 amounts to approximately $9,400,000 and begins to expire in 2011. A portion of the net operating losses are limited subject to section 382 of the Internal Revenue Code. The current and net non-current deferred tax assets have a 100% valuation allowance due to the uncertainty of generating future taxable income.

The Company's income tax benefit for the years ended December 31, 1999 and 1998 differed from the statutory federal rate of 34 percent as follows:

                                                     1999             1998
                                                 ------------     ------------
  Statutory rate applied to loss
     before income taxes.....................    $ (1,165,736)    $ (1,691,810)
  Increase (decrease) in income taxes
     resulting from:
       Amounts not deductible for federal
         income tax purposes, and other......          55,405            6,877
       State income taxes, net of federal
         income tax effect...................         (97,386)        (146,509)
       Increase in valuation allowance.......       2,682,337          364,363
       Net assets purchased..................         339,737        1,467,079
       Net liability removed through
       de-consolidation of US Computer Group       (1,814,357)               -
                                                 ------------     ------------
   Income tax expense......................      $          -     $          -
                                                 ============     ============

NOTE M - CREDIT CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist primarily of cash, a certificate of deposit, and accounts and notes receivable.

     Cash and certificates of deposit are at risk to the extent that they exceed Federal Deposit Insurance Corporation insured amounts. To minimize this risk, the Company places its cash and cash equivalents and other short-term investments with high quality financial institutions.

     The Company recognizes revenue upon shipment of goods or delivery of services and does not maintain any set policy regarding the customer's right of return. Customer requests to return products for refund or credit are handled on an individual basis at the discretion of management. The refunds or credits in 1999 and 1998 were not significant to the results of operations of the Company. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. The Company has a broad base of customers located throughout the United States, which reduces its credit risk. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance. At December 31, 1999, one accounts receivable account comprised approximately 28% of the total trade accounts receivable balance. Through the date of this report, substantially all of this amount had been collected. During the year ended December 31, 1999, one customer accounted for 20% of total revenues while in 1998 no single customer accounted for in excess of 10% of revenues. Universal Battery has certain significant suppliers of its battery products and electronic components. The loss of any of these relationships could have a material adverse effect on the Company. AlphaNet relies on one manufacturer to provide it with all fax machines. The loss of this relationship could have a material adverse effect on the Company.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. At December 31, 1999 and 1998 the carrying value all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short term nature.

     Lines of credit and long term debt carrying values approximate fair values based on the borrowing rates currently available to the Company for loans with similar terms.

NOTE O - STOCK OPTIONS AND WARRANTS

     On July 12, 1996, the Company implemented an Incentive Stock Option Plan ("1997 Plan") in terms of which 250,000 shares of common stock may be issued through December 31, 1999. During 1997, the 1997 Plan was approved by the shareholders of the Company. At December 31, 1997, there were no options outstanding under the 1997 Plan. During 1998, 150,000 options were granted under the 1997 Plan of which 90,000 options are outstanding at December 31, 1999.

     On November 18, 1998, the Board of Directors approved the 1998 Incentive Stock Plan ("1998 Plan") in terms of which 250,000 shares of common stock may be issued through May 31, 1999. No options were issued pursuant to the 1998 Plan.

     On August 13, 1999, the Board of Directors approved the issuance, to certain employees, of 341,250 options to purchase Tech Electro Industries common stock. The options were granted with an exercise price of $1.00 per share, vest immediately and are exercisable over two years.

     On October 11, 1999, the Board of Directors approved the issuance, to certain employees, of 100,000 options to purchase Tech Electro Industries common stock. The options were granted with an exercise price of $0.75 per share, vest immediately and are exercisable over two years for motivation to certain personnel.

     On November 3, 1999, the Board of Directors approved the issuance of 87,500 options to purchase Tech Electro Industries common stock. The options were granted to an employee for prior services, with an exercise price of $0.75 per share, vest immediately and expire from two to five years.

     On November 15, 1999, the Board of Directors approved the issuance, to certain employees, of 1,030,000 options to purchase shares of Tech Electro Industries common stock. The options were granted with an exercise price of $0.75 per share, expire from two to five years and the majority vest immediately.

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for all options granted to employees. Had compensation cost for the Company's stock based compensation Plans been determined consistent with FASB statement No. 123, "Accounting for Stock Based Compensation," the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                   Years ended December 31,
                                                  1999                 1998
                                              ------------      --------------
Net loss attributable to
     common shareholders
                               As reported..$  (3,479,086)       $  (5,058,245)
                               Pro forma....$  (4,631,874)       $  (5,184,628)

Basic and diluted loss per
     share attributable to
     common shareholders
                               As reported...$       (.63)        $      (1.26)
                               Pro forma.....$       (.84)        $      (1.29)

     During 1998, US Computer Group issued 375,000 options to purchase shares of US Computer Group stock to Company employees. In accordance with their Plan, 250,000 of these options issued expire in 7 years and vest 20% immediately and 20% per year over the next 4 years. The remaining 125,000 options expire in 7 years and vest 33 1/3% over the next 2 years. The fair value of these options has been included in pro-forma expense amounts disclosed above.

     The fair value of each option grant for US Computer Group stock is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998: dividend yield of 0 percent; risk free interest of 6%; and an expected life of 3 years. Because US Computer
Group is not a publicly traded company, it is permitted to use the "minimum value" method, which excludes the volatility factor from the option-pricing model.

     The fair value of each option grant for Tech Electro Industries stock is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1998: dividend yield of 0 percent; expected volatility of 112%; risk free interest rate of 6%; and an expected life of 2 years.

     The fair value of each option and warrant grant for Tech Electro Industries stock is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1999: dividend yield of 0 percent; expected volatility of 134%; risk free interest rate of 6%; and an expected life of 2 to 5 years.

     A summary of the status of the Company's compensatory stock option plans as of December 31, 1999 and 1998 and changes during the years ended December 31, 1999 and 1998 are as follows:

                                                Weighted
                                                 Average
                                                Exercise           Range of
                                      Shares      Price         Exercise Price
                                     ---------    -----         --------------
Outstanding at January 1, 1998...     117,750    $1.18        $1.00   -   $1.75

Granted..........................     150,000      .75          .75   -     .75
                                    ---------
Outstanding at December 31, 1998.     267,750      .94          .75   -    1.75

Granted..........................   1,558,750      .80          .75   -    1.00
Forfeitures......................      (6,500)    1.00         1.00   -    1.00
Cancelled........................    (171,250)    1.00         1.00   -    1.00
                                    ---------
Outstanding at December 31, 1999.   1,648,750      .82          .75   -    1.19
                                    =========

The following summarizes information about compensatory options outstanding at December 31, 1999.

     At December 31, 1999 the weighted-average remaining contractual life of the compensatory options outstanding is 3.1 years. The number of exercisable compensatory options are 1,570,000 and 111,250 with a weighted-average exercise price of $0.82 and $1.18 at December 31, 1999 and 1998, respectively. The weighted-average grant date fair value of options issued during 1999 and 1998 totaled $0.79 and $0.84, respectively.

     Effective December 12, 1997, the Company adjusted the terms of certain previously issued warrants. The exercise price was reduced from $3.50 to $3.30 per warrant. Each warrant was also adjusted to entitle the holder the purchase of 1.06 shares of the Company's common stock. Total warrants outstanding, relating to this issuance, at December 31, 1999 were 1,953,500. The warrants expire January 26, 2000 and may be redeemed at $0.10 per warrant on 30 days written notice if the average price of the common stock exceeds $5.25 per share for 30 consecutive trading days prior to the notice.

     Effective February 12, 1997, the Company sold 1,100,000 shares of common stock and warrants to acquire 1,000,000 shares of common stock for $1,870,000, (a combined price of $1.70 net to the Company). The warrants had an exercise price per share of $2.15. Each warrant originally expired thirteen months from the date of issuance. On March 1, 1998, the Company and the warrant holders agreed to amend the original warrant agreement. The amendment adjusted the exercise price to $2.50 per share, and extended the exercise period to March 10, 1999. On February 11, 1999, the Company agreed to extend the exercise period to March 10, 2000 at the same exercise price of $2.50 per share.

     Effective December 12, 1997, the Company sold 1,000,000 shares of common stock and warrants to acquire 1,000,000 shares of common stock for net proceeds of $1,470,500, (a combined price of $1.47 net to the Company). The warrants had an exercise price of $1.75 and expired twelve months from the date of issuance. On November 12, 1998, the Company agreed to extend the exercise period to December 12, 1999 at the same exercise price of $1.75 per share. On November 30, 1999, the Company agreed to extend the exercise period to December 12, 2001 at the same exercise price of $1.75 per share.

     As part of the 1999 private placement, each common stock share purchased included a warrant to purchase an additional share of common stock at $0.75 per share. A total of 2,036,354 warrants were issued as part of the private placement. The warrants vested immediately and expire October 20, 2004.

     During 1999, the Company issued warrants to purchase 193,217 shares of Tech Electro Industries common stock associated with loans from two related parties (see additional discussion in note H). During 1999, the Company also issued warrants to purchase 1,050,000 shares of Tech Electro Industries common stock to a related party for fund raising and the arrangement of certain debt (see additional discussion in note H).

NOTE P - SEGMENTS

     The Company's service maintenance segment represents operations of the Company's New York subsidiary, US Computer Group (for the period it was consolidated) which provides computer system maintenance services to customers in New York, New Jersey and Pennsylvania. The electronics sales segment represents the operations of the Company's Texas subsidiary, Universal Battery which includes the stocking and sales of electronic components and batteries. The hospitality service operations of the Company is the New Jersey subsidiary, AlphaNet which provides private in-room facsimile and office business center for business travelers. These segments were identified based on the different nature of the services, location, and, in general, the type of customers for those services.

     A summary of the segment financial information reported to the chief operating decision maker is as follows:

                                                     Year Ended December 31, 1999
                         ------------------------------------------------------------------------------
                              Service      Facsimile &         Electronic
                          Maintenance(1)  Business Center        Sales       Adjustment    Consolidated
                         ------------     ---------------    ------------    ----------    ------------
Revenue                  $ 3,187,661        $ 2,312,191       $13,150,822    $        -     $18,650,674
Depreciation and
  amortization               168,965            979,991            73,448         3,106       1,225,510
Segment profit (loss)     (1,493,412)        (1,095,523)          276,027    (1,115,726)     (3,428,634)
Segment Assets                     -         10,262,390         5,174,189       242,259      15,678,838
Capital expenditures
  by segment                   8,774            149,307             9,791         5,927         173,799

                                                            Year Ended December 31, 1998
                                       ----------------------------------------------------------------
                                          Service          Electronics
                                        Maintenance(2)        Sales        Adjustment      Consolidated
                                       -----------         -----------    -----------      ------------
Revenue                                $16,906,496         $8,006,535     $         -      $ 24,913,031
Depreciation and Amortization            1,052,523             62,908             922         1,116,353
Segment loss                            (2,845,082)          (568,609)     (1,562,220)       (4,975,911)
Segment Assets                           9,363,185          4,668,788         148,621        14,180,594
Capital expenditures by segment             80,338             86,069          11,532           177,939

(1)Includes the operations for the period from January 1, 1999 through February 25, 1999. (2)Includes operations for the period from March 19, 1998 through December 31, 1998.

     The  adjustments   represent   depreciation  and  amortization  related  to
corporate  assets,  corporate  losses,  and corporate  capital  expenditures  to reconcile segment balances to consolidated balances. None of the other adjustments are significant.

NOTE Q - COMMITMENTS AND CONTINGENCIES

Litigation

     A former employee of Universal Battery has filed suit against the Company for breach of his employment agreement. The case has been presented in an arbitration hearing and is currently pending. The Company is unable at this time to determine the amount of any liability if the former employee prevails in the proceeding. Should this be settled in an adverse manner the amount could be material to the operations and financial condition of the Company.

     The Company has been defendant in a lawsuit filed by a competitor claiming that AlphaNet's The Office product infringes on a patent assigned to the said competitor. In order to end this litigation and the resultant legal fees, the Company has been negotiating a settlement with the competitor. The Company believes that the litigation will not have a material impact on the Company's operations or financial condition regardless of whether the case proceeds to trial or is settled.

     Additionally, in the normal course of its business, the Company is subject to various other litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe these claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position, results of operations or cash flows.

Operating Leases

     The Company is obligated under various non-cancelable operating leases relating to certain office facilities. Minimum future payments on leases having remaining terms in excess of one year as of December 31, 1999 are as follows:

            Years ending
            December 31,

                2000....................................$     67,200
                2001....................................      67,200
                                                        ------------
                                                        $    134,400
                                                        ============

     Rent expense for the years ended December 31, 1999 and 1998 amounted to approximately $182,000 and $737,000.

Guarantees

     On October 20, 1999 the Company guaranteed a payment made by Telstar to US Computer Group totaling $100,000 for working capital. The Company has also guaranteed certain US Computer Group debt with it's primary lender totaling $361,740 (see additional discussion in Note R).

Commitment

     The Company has entered into an agreement with a leasing company which requires the Company to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The future minimum payments under this agreement at December 31, 1999 are as follows:

     Year ended
     December 31,

     2000...............................................$         232,936
     2001...............................................          106,798
     2002...............................................           21,744
                                                             ------------
                                                        $         361,478
                                                             ============

NOTE R - SUBSEQUENT EVENTS

     On March 8, 2000, the Company renegotiated and settled in full its $2,100,000 promissory note that composed part of the purchase price of its acquisition of AlphaNet. The promissory note was retired with $500,000 cash and the issuance of 1,100,000 shares of Tech Electro Industries common stock.

     The Company was advised on March 22, 2000 that Coast Business Credit Industries, Inc. ("Coast"), has declared that US Computer Group has defaulted on certain loans from Coast and has demanded full payment. The Company was advised verbally by Coast's attorney that it had foreclosed and sold all of US Computer Group's assets that were pledged to secure loans from Coast. Coast has demanded that the Company pay Coast $361,740 on its guarantees. The Company is investigating the propriety of Coasts said foreclosure sale of US Computer Group's assets and the validity of its said demand under the Company guarantees. Tech Electro Industries owns approximately 43% of US Computer Group's outstanding capital stock.

                  TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                  (Unaudited)
                                                 September 30,     December 31,
                                                     2000             1999
                                                 -------------    -------------
CURRENT ASSETS
     Cash and cash equivalents....................$    633,509     $   894,261
     Certificate of deposit.......................     151,314         260,294
     Accounts and notes receivable
        Trade, net................................   4,800,833       3,352,887
        Notes.....................................           -         180,146
        Other.....................................      62,426          67,901
     Inventories, net ............................   1,972,225       1,611,358
     Prepaid expenses and other current assets....     706,647         601,257
                                                   -----------      ----------
           Total current assets...................   8,326,954       6,968,104
                                                   -----------      ----------
PROPERTY AND EQUIPMENT
     Facsimile and business center equipment......   7,587,714       8,175,530
     Other equipment..............................   1,051,490         959,814
     Furniture and fixtures.......................     227,944         214,271
     Vehicles.....................................      46,262          14,262
     Leasehold improvements.......................      77,325          51,378
                                                   -----------      ----------
                                                     8,990,735       9,415,255
     Less accumulated depreciation and
        amortization..............................  (1,714,179)     (1,426,888)
                                                   -----------      ----------
           Net property and equipment.............   7,276,556       7,988,367
                                                   -----------      ----------

OTHER ASSETS
     Notes receivable, net of current portion.....       4,269           7,031
     Deferred financing costs, net................     400,766         569,259
     Other........................................      16,517          26,461
                                                    ----------      ----------
           Total other assets.....................     421,552         722,367
                                                    ----------      ----------
TOTAL ASSETS......................................$ 16,025,062     $15,559,222
                                                    ==========     ===========



        The accompanying notes are an integral part of these consolidated financial statements.



                                  - Continued -

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   (Unaudited)
                                                  September 30,    December 31,
                                                      2000             1999
                                                  -------------    ------------
CURRENT LIABILITIES
     Line of credit...............................$  1,717,754     $   389,532
     Current portion of long-term debt............     594,326       2,197,180
     Current portion of capital lease payable.....       3,044               -
     Trade accounts payable.......................   2,356,064       1,846,642
     Accrued liabilities..........................     586,434         948,687
     Other current liabilities....................      44,119          44,119
                                                    ----------      ----------
            Total current liabilities.............   5,301,741       5,426,160
                                                    ----------      ----------

LONG-TERM DEBT, less current portion..............   2,479,362       2,556,174
CAPITAL LEASE PAYABLE, less current portion.......      13,532               -
EXCESS OF NET ASSETS OF COMPANIES ACQUIRED
     OVER COST, NET...............................   3,642,829       4,033,132
                                                    ----------      ----------
            Total liabilities.....................  11,437,464      12,015,466


STOCKHOLDERS' EQUITY
 Preferred  stock  - $1.00  par  value;  1,000,000  shares  authorized;  120,588
  (unaudited)and 119,588 Class A issued and outstanding at September 30, 2000 and December 31, 1999, respectively; liquidation preference of $633,087 (unaudited) and $627,837 at September 30, 2000 and December 31,
  1999, respectively..............................     120,588         119,588
 Common stock - $0.01 par value; 50,000,000
  shares authorized; 8,148,656 (unaudited)
  and 7,034,684 shares issued and
  outstanding at September 30, 2000 and
  December 31, 1999, respectively.................      81,487          70,347
 Additional paid-in capital.......................  14,398,022      13,225,368
 Accumulated deficit.............................. (10,012,499)     (9,871,547)
                                                    ----------      ----------
            Total stockholders' equity............   4,587,598       3,543,756
                                                    ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........$ 16,025,062     $15,559,222
                                                    ==========      ==========





        The accompanying notes are an integral part of these consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                               Three Months Ended             Nine Months Ended
                                                  September 30,                 September 30,
                                            ------------------------       -------------------------
                                               2000          1999             2000           1999
REVENUES                                    ---------      ---------       ----------     ----------
     Revenues..............................$6,993,580     $4,272,788      $18,368,540    $ 9,217,203
     Service revenue.......................         -              -                -      2,775,147
                                            ---------      ---------       ----------     ----------
                                            6,993,580      4,272,788       18,368,540     11,992,350
COST OF REVENUES
     Cost of revenues...................... 4,657,752      3,448,920       11,444,503      7,879,406
     Inventory obsolescence provision......     3,000         15,000            9,000        215,930
     Direct servicing costs................         -              -                -      1,586,638
                                            ---------      ---------       ----------     ----------
                                            4,660,752      3,463,920       11,453,503      9,681,974
                                            ---------      ---------       ----------     ----------
GROSS PROFIT............................... 2,332,828        808,868        6,915,037      2,310,376

OPERATING EXPENSES
     Selling, general and administrative... 1,625,196      1,028,714        5,408,701      3,956,373
     Depreciation and amortization of
        property and equipment.............   345,246         17,391        1,020,353        254,526
     Lawsuit settlement....................   199,000              -          549,086              -
     Amortization of excess of net assets
        of companies acquired over cost....  (130,101)             -         (390,303)             -
                                            ---------      ---------       ----------     ----------
                                            2,039,341      1,046,105        6,587,837      4,210,899
                                            ---------      ---------       ----------     ----------
INCOME (LOSS) FROM OPERATIONS..............   293,487       (237,237)         327,200     (1,900,523)

OTHER INCOME (EXPENSES)
     Interest income.......................     4,456         15,581           16,177         47,574
     Interest expense......................  (284,541)       (11,940)        (925,705)      (152,652)
     Amortization of deferred financing
        costs..............................   (64,876)             -         (168,492)        18,494
     Other.................................    29,902          6,098           76,109         39,003
                                            ---------      ---------       ----------     ----------
                                             (315,059)         9,739       (1,001,911)       (47,581)
                                            ---------      ---------       ----------     ----------
LOSS BEFORE PROVISION FOR
    INCOME TAXES AND EXTRAORDINARY GAIN....   (21,572)      (227,498)        (674,711)    (1,948,104)

PROVISION FOR INCOME TAXES.................         -              -                -              -
                                            ---------      ---------       ----------     ----------
LOSS BEFORE EXTRAORDINARY GAIN.............   (21,572)      (227,498)        (674,711)    (1,948,104)

        The accompanying notes are an integral part of these consolidated financial statements.
                                   -Continued-

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                                   (Unaudited)

                                               Three Months Ended                Nine Months Ended
                                                  September 30,                    September 30,
                                            -----------------------         -------------------------
                                              2000           1999              2000           1999
                                            ---------      ---------        ---------      ----------
EXTRAORDINARY GAIN........................          -              -          568,750               -
                                            ---------      ---------        ---------      ----------
NET LOSS.................................. $  (21,572)    $ (227,498)      $ (105,961)    $(1,948,104)
                                            =========      =========        =========      ==========
Net loss attributable to
     common stockholders...................$  (32,859)    $ (238,351)      $ (140,952)    $(1,987,523)
                                            =========      =========        =========      ==========
Basic and diluted net loss before
     extraordinary gain per share
     attributable to common shareholders...$     0.00     $    (0.04)      $    (0.09)    $     (0.39)

Basic and diluted extraordinary gain
     attributable to common shareholders...$        -     $        -       $      .07     $         -
                                            ---------      ---------        ---------      ----------
Basic and diluted net loss
     per share attributable to common
     shareholders..........................$     0.00     $   (0.04)       $    (0.02)    $     (0.39)
                                            =========      =========        =========      ==========
Number of weighted-average shares of
     common stock outstanding (basic
     and diluted).......................... 8,128,730      5,414,026        7,979,526       5,050,140
                                            =========      =========        =========      ==========












        The accompanying notes are an integral part of these consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Nine Months Ended
                                                            September 30,
                                                          ------------------
                                                          2000          1999
CASH FLOWS FROM OPERATING ACTIVITIES                   ----------    ----------
Net loss..............................................$  (105,961)  $(1,948,104)
Adjustments to reconcile net loss to net
   cash used by operating activities:
     Common stock issued for compensation.............    (45,000)      404,454
     Depreciation and amortization of property
        and equipment.................................  1,020,353       254,483
     Provision for bad debts..........................    353,976       161,576
     Provision for obsolete inventory.................   (194,549)      120,142
     Write-off of notes receivable....................     80,146             -
     Loss on sale of property and equipment...........          -         2,170
     Extraordinary gain on retirement of note payable.   (568,750)            -
     Amortization of deferred financing costs.........    168,492        18,494
     Amortization of debt discount....................    276,874            -
     Amortization of excess of net assets
        of companies acquired over cost...............   (390,303)            -
     Change in operating assets and liabilities
           Accounts receivable - trade................ (1,801,922)   (1,155,689)
           Accounts receivable - other................      5,475       (38,448)
           Inventories................................   (166,318)      648,677
           Prepaid expenses and other current assets..   (105,390)     (220,413)
           Other assets...............................      9,944        10,176
           Trade accounts payable.....................    509,422       787,864
           Accrued liabilities........................   (362,253)    1,072,980
           Deferred service liability.................          -      (199,163)
                                                       ----------    ----------
Net cash used by operating activities................. (1,315,764)      (80,801)
                                                       ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment................   (367,285)      (21,287)
   Proceeds from sale of property and equipment.......     76,031        21,512
   Payments received on notes receivable..............    102,762        39,557
   Advance to related party ..........................          -      (472,397)
   Proceeds from sale of certificate of deposit.......    108,980             -
   Cash in de-consolidation of subsidiary.............          -      (316,262)
   Increase in restricted cash........................          -    (1,400,000)
                                                       ----------    ----------
Net cash used by investing activities.................    (79,512)   (2,148,877)
                                                       ----------    ----------




        The accompanying notes are an integral part of these consolidated financial statements.
                                   -continued-
                                      F-36

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Nine Months Ended
                                                            September 30,
                                                          ------------------
                                                          2000          1999
CASH FLOWS FROM FINANCING ACTIVITIES                    ----------    ---------
   Payments on capital lease..........................       (712)            -
   Net activity on line of credit.....................  1,328,222      (255,590)
   Repayment of long-term debt........................   (692,986)      (36,834)
   Proceeds from long-term debt.......................    500,000             -
   Cash received on shareholder receivable............          -        25,000
   Proceeds from sale of preferred stock, common
      stock and warrants..............................          -        18,750
   Deferred share subscription........................          -     1,430,000
                                                       ----------    ----------
Net cash provided by financing activities.............  1,134,524     1,181,326
                                                       ----------    ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.............   (260,752)   (1,048,352)

Cash and cash equivalents at beginning
     of period........................................    894,261     1,399,060
                                                       ----------    ----------
Cash and cash equivalents at end of period............$   633,509   $   350,708
                                                       ==========    ==========
SUPPLEMENTAL SCHEDULE OF NONCASH
     INVESTING AND FINANCING ACTIVITIES

     Issuance of common stock for
        settlement of note payable....................$ 1,031,250   $         -
                                                       ==========    ==========
     Dividends paid through issuance
        of common stock...............................$    34,991   $    36,111
                                                       ==========    ==========
     Issuance of common stock for financing costs.....$   163,553   $         -
                                                       ==========    ==========
     Acquisition of property and equipment
        through capital lease.........................$    17,288   $         -
                                                       ==========    ==========










        The accompanying notes are an integral part of these consolidated financial statements.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions per Item 310(b) of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included for the nine month period ended September 30, 2000. The results for the nine month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

NOTE B - ORGANIZATION

     Tech Electro Industries, Inc. ("TEI") was formed on January 10, 1992 as a Texas corporation. TEI's subsidiary, Computer Components Corporation ("CCC"), doing business as Universal Battery, stocks and sells electronic components and batteries. Within the battery sales activity, there is significant value added to the batteries in the assembly of batteries into "packs". CCC's electronic components sales are generated by in-house sales staff and sales representatives to customers throughout the United States.

     On October 22, 1999, TEI acquired 100% of the outstanding common stock of AlphaNet Hospitality Systems, Inc. ("AHS"). The acquisition was accounted for as a purchase and the operations of AHS are included in the results of operations of TEI from the acquisition date. AHS provides in-room facsimile and business center services to the hotel industry through licensing agreements. AHS generates revenues from its InnFax product line, a patented in-room send and receive facsimile service and The Office, full service business centers, for business travelers staying at hotels.

NOTE C - ACQUISITION OF AHS

     TEI acquired AHS in October 1999, and accordingly AHS's operations are not reflected in TEI's nine month period ended September, 1999 financials. The following unaudited proforma consolidated results for the three and nine month period ended September 30, 1999 assumes the acquisition of AHS occurred as of January 1, 1999.

                                             (unaudited)         (unaudited)
                                         Three Months Ended   Nine Months Ended
                                            September 30,         September 30,
                                                1999                   1999
                                            ------------          -------------
Revenues.................................  $ 6,361,018          $  18,528,835
Net loss.................................     (978,438)            (3,729,112)
Basic and diluted loss per share
   attributable to common shareholders.... $     (0.18)         $       (0.74)

NOTE D - LOSS PER SHARE

     Basic net loss per share is computed by dividing net loss, increased by the preferred stock dividends of $11,287 and $10,853 for the three month periods ending September 30, 2000 and 1999 and $34,991 and $39,419 for the nine month periods ending September 30, 2000 and 1999, respectively by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of common shares and common stock equivalents outstanding for the period. TEI's common stock equivalents are not included in the diluted loss per share for the three and nine month periods ended September 30, 2000 and 1999 as they are antidilutive.

NOTE E - WARRANTS AND STOCK OPTIONS

     On February 16, 2000, TEI agreed to extend to March 10, 2002 the exercise date of options to purchase 1,000,000 shares, originally granted in connection with an equity offering, exercisable at $2.50 per share.

     On February 24, 2000, TEI issued Caspic International, Inc. 250,000 warrants for providing a $500,000 loan. The warrants are exercisable at $0.73 per share with an expiration date of February 25, 2005. The warrants were recorded at estimated fair value using the Black-Scholes model as a debt discount, totaling $163,554. The discount was amortized over three months, the initial maturity period of the loan. (See Note G)

     On June 24, 2000, the Board of Directors adopted the 2000 Incentive Stock Option Plan (the "2000 ISOP"). At September 30, 2000, there are 52,000 options issued and outstanding under the 2000 ISOP. These options are exercisable at $0.7188 per share with an expiration date three years from date of issuance. There are an additional 1,948,000 shares available for grant under the 2000 ISOP. All the shares under the 2000 ISOP have been registered with the Securities and Exchange Commission on Form S-8.

     On October 12, 2000 TEI announced the extension of the expiration date of all Class A Warrants from December 1, 2000 to November 30, 2001. Each warrant has an exercise price of $3.30 per share and entitles the holder to purchase
1.06 shares of the common stock. Thus, a warrant holder would surrender the warrant agreement and remit $3.498 for 1.06 shares. In respect to any fractional shares, TEI shall pay to the warrant holder an amount in cash equal to the fraction multiplied by the fair market value of the fractional share.

NOTE F - EXTRAORDINARY GAIN

     TEI recognized an extraordinary gain of $568,750 in connection with the retirement of a $2,100,000 note payable. The note was paid with $500,000 cash and 1,100,000 common shares of TEI on February 25, 2000. The shares and related debt settlement were recorded at the trading price of the common stock on the payment date, which was $0.9375 per share.

NOTE G - RELATED PARTIES

     In connection with the purchase of AHS, TEI incurred certain debt. On February 24, 2000, TEI renegotiated and paid in full its $2,100,000 promissory note that composed part of the purchase price of the acquisition of AHS by the payment of $500,000 cash and the issuance of 1,100,000 shares of common stock.

     The $500,000 cash was raised by a loan from Caspic International, Inc. William Tan Kim Wah, the President, CEO and a significant shareholder of TEI is also a director and shareholder of Caspic International, Inc. The loan is due on November 25, 2000, bears an interest rate of 12% per annum payable monthly and is secured by a pledge of the shares of capital stock of AHS. As additional consideration for the loan, TEI also issued warrants to purchase 250,000 shares of common stock at $0.73 per share, exercisable immediately, with an expiration date of February 23, 2005. TEI is currently negotiating an extension of the maturity date with Caspic International, Inc. (See Note E)

NOTE H - LITIGATION

     In March 1998, TEI completed the acquisition of a controlling interest in US Computer Group, ("USCG") a company that provided a broad range of information technology services and products. On February 25, 1999, Telstar Entertainment ("Telstar"), the second largest shareholder of USCG, contributed additional capital to USCG through the purchase of additional shares, making Telstar the largest shareholder of USCG. Effective February 25, 1999, TEI ceased reporting USCG's financial results in its consolidated financial statements and began using the equity method to account for its minority interest. In March 2000, Coast Business Credit, Inc., ("Coast"), USCG's senior bank creditor, foreclosed on all of USCG's assets, effectively terminating all of USCG's operations. TEI guaranteed a portion of the USCG bank indebtedness. On June 7, 2000, Coast sued TEI in the US District Court for the Central District of California, Case No. CV-00-06115 NM (RZx), to collect $361,740 plus interest, attorney fees and costs. TEI settled this lawsuit on September 20, 2000 by paying Coast $199,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Directors of
AlphaNet Hospitality Systems, Inc.

We have audited the accompanying balance sheets of AlphaNet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AlphaNet Hospitality Systems, Inc. as of September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.




                                                     KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
November 11, 1999

                       ALPHANET HOSPITALITY SYSTEMS, INC.
                                 BALANCE SHEETS
                    September 30, 1999 and December 31, 1998

                                     ASSETS
                                                                         September 30,   December 31,
                                                                            1999            1998
CURRENT ASSETS                                                           ------------    ------------
   Cash                                                                  $    405,765    $    147,575
   Accounts receivable, net of allowance for uncollectible
     accounts of $316,836 in 1999 and $490,260 in 1998                      1,547,784       1,319,945
   Inventory                                                                  441,124         799,670
   Deposits on inventory                                                         --           843,385
   Prepaid expenses and other current assets                                  132,254         100,240
                                                                         ------------    ------------

                  Total current assets                                      2,526,927       3,210,815

EQUIPMENT, NET                                                              8,543,822       9,854,769
                                                                         ------------    ------------

                  Total assets                                           $ 11,070,749    $ 13,065,584
                                                                         ============    ============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current maturities of long-term debt                                  $    730,693    $    505,560
   Accounts payable                                                           101,217         234,650
   Accrued expenses                                                           964,220       1,033,297
   Current maturities of capital lease obligations                             38,365         295,160
                                                                         ------------    ------------
                  Total current liabilities                                 1,834,495       2,068,667
                                                                         ------------    ------------
Long-term debt, less current maturities                                     1,573,021       1,465,692
Capital lease obligations, less current maturities                               --            19,474
Due to parent                                                                    --        18,292,252

COMMITMENTS AND CONTINGENCIES (Note 6)                                           --              --

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.01 par value; 10,000 shares authorized,
     10 issued and outstanding                                                   --              --
   Additional paid-in capital                                              18,234,741          10,000
   Accumulated deficit                                                    (10,571,508)     (8,790,501)
                                                                         ------------    ------------
                  Total stockholders' equity (deficit)                      7,663,233      (8,780,501)
                                                                         ------------    ------------
                  Total liabilities and stockholders' equity (deficit)   $ 11,070,749    $ 13,065,584
                                                                         ============    ============

   The accompanying notes are an integral part of these financial statements.

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998



                                                  September 30,     December 31,
                                                      1999              1998
                                                   -----------      -----------

NET REVENUES                                       $ 6,883,390      $ 8,567,324

COST OF REVENUES                                    (1,735,853)      (1,346,817)
                                                   -----------      -----------

GROSS PROFIT                                         5,147,537        7,220,507

OPERATING EXPENSES
    Selling, general and administrative              3,266,856        5,543,705
    Depreciation and amortization                    3,357,174        4,264,909
                                                   -----------      -----------
                                                     6,624,030        9,808,614
                                                   -----------      -----------

(LOSS) FROM OPERATIONS                              (1,476,493)      (2,588,107)

OTHER EXPENSE
    Interest expense                                   290,595          151,542
    Other                                               13,919           44,513
                                                   -----------      -----------
                                                       304,514          196,055
                                                   -----------      -----------

NET (LOSS)                                         $(1,781,007)     $(2,784,162)
                                                   ===========      ===========

                         ALPHANET HOSPITALITY SYSTEMS, INC.

                  STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
                For the Nine Months Ended September 30, 1999 and
                        the Year ended December 31, 1998




                                          Common Stock          Additional
                                          ------------           Paid-in          Accumulated
                                       Shares     Amount         Capital            Deficit            Total
                                       ------   ---------      --------------    --------------    -------------

Balances at January 1, 1998                10    $      -       $     10,000      $ (6,006,339)    $ (5,996,339)

Net loss                                    -           -                  -        (2,784,162)      (2,784,162)
                                       ------   ---------      --------------    --------------    -------------

Balances at December 31, 1998              10           -             10,000        (8,790,501)      (8,780,501)

Net loss                                    -           -                  -        (1,781,007)      (1,781,007)

Forgiveness of debt to parent               -           -         18,224,741                  -       18,224,741
                                       ------   ---------      --------------    --------------    -------------

Balances at September 30, 1999             10   $       -       $ 18,234,741     $ (10,571,508)     $  7,663,233
                                       ======   =========      ==============    ==============    =============

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                For the Nine Months Ended September 30, 1999 and
                        the Year Ended December 31, 1998

                                                                     September 30,   December 31,
                                                                         1999            1998
                                                                     -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                          $ (1,781,007)   $ (2,784,162)
   Adjustments to reconcile net loss to net cash provided by
     operating activities
     Depreciation and amortization                                      3,357,174       4,264,909
     Bad debt expense                                                     337,988         477,938
     Changes in assets and liabilities
       Accounts receivable                                               (565,827)       (709,429)
       Inventories                                                        358,546         396,236
       Deposits                                                           843,385        (843,385)
       Prepaid expenses and other current assets                          (32,014)         (4,454)
       Accounts payable                                                  (133,433)        (29,294)
       Accrued expenses                                                   (69,077)        190,726
                                                                     -------------   -------------

               Net cash provided by operating activities                2,315,735         959,085

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of equipment                                            (2,046,227)     (5,993,627)

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on capital lease obligations                                 (276,269)       (360,300)
   Payments on long-term debt                                            (474,538)       (410,762)
   Proceeds from long-term debt                                           807,000       1,995,167
   Net (decrease) increase due to parent                                  (67,511)      3,759,609
                                                                     -------------   -------------
               Net cash (used in) provided by financing activities        (11,318)      4,983,714
                                                                     -------------   -------------
INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                            258,190         (50,828)

CASH AND CASH EQUIVALENTS, beginning of period                            147,575         198,403
                                                                     -------------   -------------
CASH AND CASH EQUIVALENTS, end of period                             $    405,765    $    147,575
                                                                     =============   =============
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
   Interest                                                          $    291,000    $    152,000
                                                                     =============   =============
   Income taxes                                                      $       --      $       --
                                                                     =============   =============
NON-CASH FINANCING ACTIVITIES
   Forgiveness of due to parent                                      $ 18,224,741    $       --
                                                                     =============   =============

                                      F-45

                       ALPHANET HOSPITALITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 1999 and December 31,1998

1.   NATURE OF OPERATIONS

     AlphaNet Hospitality Systems, Inc. (the "Company") was incorporated in the state of Delaware in September 1991. The Company was formerly the wholly-owned subsidiary of AlphaNet Telecom, Inc. (ATI), a publicly traded Canadian company that filed for bankruptcy in February 1999. The Company's hospitality business activities involve the development, marketing and provision of specialized facsimile and other message and information delivery services. These activities are carried on through the Company's operations in the United States, as well as through the Company's operations in Canada, and under license agreements in countries outside of North America. The majority of the Company's operations are conducted in the United States.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Accounts Receivable. The Company extends unsecured credit in the normal course of business to virtually all of its customers. Management has provided an allowance for doubtful accounts which reflects its opinion of amounts which may ultimately become uncollectible. In the event of non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

     Inventories. Inventories, which consist primarily of facsimile and computer equipment, are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis.

     Equipment. Equipment is recorded at cost. Equipment leased under capital leases are included in equipment. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets or minimum lease term if shorter as follows:
                                                                   Years
                                                                  ------
          Facsimile and business center equipment                      4
          Service platform                                        5 - 10
          Furniture, fixtures and office equipment                     5

     Foreign Currency Translation. Monetary assets and liabilities denominated in currencies other than the U.S. currency are translated into U.S. dollars at the rate of exchange prevailing at the year-end. Revenues and expenses are translated at the average exchange rate for the year. Realized and unrealized foreign exchange gains and losses are included in income in the year in which they occur.

     Income Taxes. The Company accounts for income taxes in accordance with the asset and liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     Revenue Recognition. Revenue from services are recognized when services are rendered.

     Concentrations. The Company maintains cash balances at banks, which may, at times, exceed federally insured limits. However, management monitors these balances and does not believe excess risk is present.

     Use of Estimates. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could vary from the estimates that were used in preparing the financial statements.


3.   EQUIPMENT

     Equipment consisted of the following at September 30, 1999 and December 31, 1998:

                                                                           1999                  1998
                                                                     ---------------       ---------------

       Facsimile equipment and business center equipment             $   20,127,338         $  18,544,798
       Service platform                                                     271,465               271,465
       Furniture, fixtures and office equipment                             814,526               768,562
       Capital leases (facsimile equipment)                                 247,605               247,605
                                                                     ---------------       ---------------
                                                                         21,460,934            19,832,430
       Less:  Accumulated depreciation and amortization                 (12,917,112)           (9,977,661)
                                                                     ---------------       ---------------
                                                                     $    8,543,822         $   9,854,769
                                                                     ===============       ===============

     Amortization of capital leases of approximately $46,000 and $62,000 is included in depreciation and amortization for the nine month period ended September 30, 1999 and year ended December 31, 1998.

4.   CAPITAL LEASE OBLIGATIONS

     Future minimum annual lease payments under capital leases at September 30, 1999 are as follows:


         Year ending September 30, 2000                         $   39,828
         Less:  Amount representing interest                        (1,463)
                                                                -----------
         Present value of net minimum lease payment             $   38,365
                                                                ===========


     Interest rate on capitalized leases is 12.96% and is imputed based on the lower of Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

     Obligations under capital leases are collateralized by certain facsimile equipment.

5.   DEBT

     Long-term debt at September 30, 1999 and December 31, 1998 consists of the following:

                                                                       1999               1998
                                                                 ---------------    ---------------
   Installment note payable to leasing company,
     due in monthly installments of $48,115, including
     interest at 12.84%, maturing June 2002                         $  1,331,874        $  1,590,225

   Installment note payable to leasing company,
     due in monthly installments of $7,720, including
     interest at 12.86%, maturing June 2002                              219,013                   -

   Installment note payable to leasing company,
     due in monthly installments of $16,235, including
     interest at 12.83%, maturing June 2002                              460,737                   -

   Installment note payable to leasing company,
     due in monthly installments of $3,695, including
     interest at 14.50%, maturing June 2002                              100,059             121,135

   Installment note payable to leasing company,
     due in monthly installments of $3,622, including
     interest at 14.51%, maturing August 2002                            102,857             123,021

   Installment note payable to leasing company,
     due in monthly installments of $3,004, including
     interest at 14.52%, maturing October 2002                            89,174             105,497

   Installment note payable to leasing company,
     due in monthly installments of $31,657, including
     interest at 10.75%, maturing January 1999                                 -              31,374
                                                                 ---------------       ---------------
                                                                       2,303,714           1,971,252

   Less current maturities                                               730,693             505,560
                                                                 ---------------       ---------------
   Long-term debt, less current maturities                          $  1,573,021        $  1,465,692
                                                                 ===============       ===============
     All the loans are collaterized by certain facsimile and computer equipment.

     Principal payments on long-term debt at September 30, 1999 are as follows:

         Year ended September 30:
                  2000                                              $    730,693
                  2001                                                   831,871
                  2002                                                   738,184
                  2003                                                     2,966
                                                                   -------------
                                                                    $  2,303,714
                                                                   =============

                                      F-49

6.   COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with a leasing company which requires the Company to pay $5 per machine each month for two years, which represents the estimated residual value at the end of a four-year leasing contract. The Company paid the leasing company $151,145 in 1999 and $133,517 in 1998. The future minimum payments under this agreement at September 30, 1999 are as follows:

           Year ended September 30:
                      2000                                          $  166,693
                      2001                                              74,202
                      2002                                              34,860
                      2003                                              15,115
                      2004                                               7,660
                   Thereafter                                            6,635
                                                                    ----------
                      Total                                         $  305,165
                                                                    ==========

7.    INCOME TAXES

     The components of income tax expense for the nine month period ended September 30, 1999 and year ended December 31, 1998 are as follows:

                                                    1999               1998
                                                ------------       ------------
           Current expense                      $          -       $          -
           Deferred expense                                -                  -
                                                ------------       ------------
                                                $          -       $          -
                                                ============       ============

     A reconciliation of the normally expected federal income tax expense (benefit) based on the U.S. Corporate income tax rate of 34% to actual expense (benefit) for the nine month period ended September 30, 1999 and year ended December 31, 1998 is as follows:

                                                    1999                 1998
                                               -------------       -------------
  Expected income tax benefit                   $    605,542       $    946,615
  Change in valuation allowance                     (332,126)          (109,635)
  Operating losses with no current tax benefit      (278,967)        (1,024,296)
  Employee compensation expense not recorded
     for book purposes                                     -            145,355
  State income tax expense (benefit)                       -             44,971
  Other                                                5,551             (3,010)
                                               -------------      -------------
                                                $          -       $          -
                                               =============      =============

     The components of the deferred tax assets and liabilities as of September 30, 1999 and December 31, 1998 are as follows:

                                                   1999                 1998
                                              -------------       -------------
     Depreciable assets                     $  (1,537,756)       $  (1,063,517)
     Bad debt allowance                           110,893              171,591
     Inventory reserve                             15,750                    -
     Accrued liabilities                          262,826              259,859
     Net operating loss carryforwards           1,488,024            1,303,930
     Valuation allowance                         (339,737)            (671,863)
                                            -------------        -------------
           Net deferred tax asset           $           -        $           -
                                            =============        =============

     The Company has net operating loss carryforwards of approximately $4,250,000 at September 30, 1999 available to offset future taxable income expiring in 2008 through 2019. A valuation allowance of approximately $1,488,000 has been established to reduce the net deferred tax asset to zero because it is likely that the tax asset will not be realized. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Certain provisions of the tax law may limit the net operating loss, capital loss and credit carryforwards available for use in any given tax year in the event of a significant change in ownership interest (See Note 9).


8.   RELATED PARTY TRANSACTIONS

     Effective August 30, 1999, ATI's trustee forgave amounts due to ATI from the Company totaling $18,224,741. This amount has been recorded as additional paid-in capital in the accompanying financial statements. This amount arose from ATI providing working capital to the Company from 1995 through 1998. The amount was non-interest bearing and did not have specific repayment terms.

     The Company expensed $217,834 in the nine month period ended September 30, 1999 and $1,307,004 in the year ended December 31, 1998 for management fees to ATI associated with a management agreement. The agreement was terminated after ATI filed for bankruptcy in February 1999.


9.   SUBSEQUENT EVENT

     The Company was acquired by Tech Electro Industries, Inc., a publicly traded entity, on October 22, 1999 for $6.025 million, which was comprised of $1.4 million in cash, $2.1 million in a promissory note and the assumption of debt of $2.525 million. The acquisition was accounted for under the purchase method.

(Prospectus outside cover page)
                                13,691,941 Shares
                          TECH ELECTRO INDUSTRIES, INC.
                                TABLE OF CONTENTS

                                                                            Page
The Company
Risk Factors
Use of Proceeds
Selling Stockholders
Plan of Distribution
Market For Our Common Stock
Management's Discussion And Analysis of Financial Condition
 And Results of Operations
Description of Business
Property
Management
Executive Compensation And Other Information
Employee Incentive Stock Options
Certain Relationships and Related Transactions
Security Ownership Of Principal Shareholders and Management
Description Of Common Stock
Legal Matters
Experts
Disclosure Regarding Forward-Looking Statements
Where You Can Get More Information

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

As permitted by Texas law, our Articles of Incorporation as amended provides that we will indemnify our officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us unless, in any such action, the are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Pursuant to the Texas Business Corporation Act, our Articles of Incorporation as amended excludes personal liability on the part of its directors to Tech Electro Industries for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Texas

Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table, all amounts except the registration fee are estimated:
         SEC Registration fee...........                  $  2,700.00
         Legal fees and expenses........                  $ 25,000.00
         Accounting fees and expenses                     $  5,000.00
         Printing & Engraving...........                  $  5,000.00
         Blue Sky fees .................                  $  5,000.00
                                                          -----------
         Total..........................                  $ 42,700.00

ITEM 26. Recent Sales of Unregistered Securities.

  1. Effective February 12, 1997, Tech Electro Industries sold in a private placement 1,100,000 shares of common stock and options to acquire
      1,000,000 shares of common stock at $1.75 per share, for an aggregate consideration of $1,870,000. Tech Electro Industries relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, (the "Act").

         The investors and number of shares purchased are as follows:

         Name                                        Number of Shares
         Asean Broker, Ltd.                          205,000
         Equator Holdings                            205,000
         Eurasia Securities, Ltd.                    205,000
         Fleet Security Investment, Ltd.             205,000
         Placement & Acceptance, Inc.                 75,000
         Synergy Systems                             205,000

         Total                                     1,100,000

  2. Effective October, 1997, Tech Electro Industries sold in a private placement 1,000,000 shares of common stock at and options to acquire 1,000,000 shares of common stock at $1.75 per share, for an aggregate consideration of $1,600,000. Tech Electro Industries relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, (the "Act").

         The investors and number of shares purchased are as follows:

         Name                                        Number of Shares
         Wooi Hou Tan                                333,000
         Jason Tan                                   334,000
         Mutsuko Gomi                                334,000

         Total                                     1,000,000

  3. On April 8, 1998, Tech Electro Industries sold in a private placement 436,900 shares of common stock for $642,500 and relied on Section 4(2) as
                                     II-2
      its exemption from registration under the Act. There were 321,250 shares issued in 1998 and 115,650 shares in 1999, under the terms of the offering.

         The investors and number of shares purchased and issued are as follows:

         1998

         Name                                       Number of Shares
         Davies, Stephen & Elisabeth                 15,000
         Hassell, Timothy                             6,250
         Hi-Tel Group                                50,000
         Leland, Stanford                            25,000
         Marcus, Joel                                10,000
         Matzuda Corporation                         10,000
         Palm Bay Capital                            50,000
         Schwartz, Roy                               30,000
         Telstar Entertainment Group PLC            100,000
         Wolf, Allan                                 25,000

         Total                                      321,250

         1999
         Davies, Stephen & Elisabeth                  5,400
         Hassell, Timothy                             2,250
         Hi-Tel Group                                18,000
         Leland, Stanford                             9,000
         Marcus, Joel                                 3,600
         Matzuda Corporation                          3,600
         Palm Bay Capital                            18,000
         Schwartz, Roy                               10,800
         Telstar Entertainment Group PLC             36,000
         Wolf, Allan                                  9,000

         Total                                      115,650

  4. On November 18 1998, Tech Electro Industries issued 100,000 shares of common stock to William Tan in repayment of an $100,000 loan. Tech Electro Industries relied on Section 4(2) as its exemption from registration under the Act.

  5. In 1998, Tech Electro Industries issued 551,650 shares as compensation to executive officers and reimbursement of out-of-pocket expenses for an aggregate consideration of $770,773. In 1999, this transaction was rescinded as to 400,000 of these shares. Tech Electro Industries relied on
      Section 4(2) as its exemption from registration under the Act.

         The officers to whom the shares were issued are:
         Name                                      Number of Shares
         Gomi, Sadasuke                              2,150
         Kaye, David                                 5,000 (1)
         Scott, Steven                              69,500 (2)
         Tan, William                              300,000 (3)
         Tan, William                              175,000 (4)

         Total                                     551,650

         (1) 5,000 shares were canceled on July 25, 2000.
         (2) 50,000 shares were rescinded November 3, 1999.
         (3) All 300,000 shares were rescinded December 22, 1999
         (4) 100,000 shares of the 175,000 shares were rescinded on December 22, 1999.

  6. In October 1999, Tech Electro Industries sold in a private placement 2,036,364 shares of common stock and warrants to purchase a like number of shares of common stock at $0.75 per share, for an aggregate consideration of $1,400,000. Tech Electro Industries relied on Section 4(2) as its exemption from registration under the Act.

         The investors and number of shares purchased are:

         Name                                        Number of Shares
         Gin Securities, Ltd.                        581,818
         Jechart, Jenny                              509,091
         Ventures International                      727,273
         Yoo, Hae Jong                               218,182

         Total                                     2,036,364

  7. In July 1999, Tech Electro sold in a private placement, 85,000 shares of common stock for an aggregate consideration of $63,750 and relied on
      Section 4(2) as its exemption from registration under the Act. 1.

         The shares were sold to the following individuals:
         Name                                        Number of Shares
         Schultz, Steven                             25,000
         Wolf, Allan Jr.                             60,000

  8. On July 6, 1999 Tech Electro Industries issued 108,000 shares of common stock to William Tan in repayment of a loan of $114,749. Tech Electro Industries relied on Section 4(2) as its exemption from registration under the Act.

  9. In 1999, Tech Electro Industries issued 135,446 shares of common stock to certain employees and consultants as compensation in the amount of $139,901 for services rendered. Tech Electro Industries relied on Section 4(2) as its exemption from registration under the Act.

         The shares were issued to following people:
         Name                                        Number of Shares
         Banner, Peter                               20,000
         Capital Resource Group                      15,000
         Edmonds, Ian                                40,000 (1)
         Gilbert, Donna                              10,446
         Scott, Steven                               50,000

         Total                                      135,446

         (1) 40,000 shares were rescinded on February 1, 2000

  10. On February 25, 2000, Tech Electro Industries paid $500,000 and issued 1,100,000 shares of common stock to PricewaterhouseCoopers, Inc. in full payment of a $2,100,000 promissory note given as part of the purchase price of the capital stock of AlphaNet. Tech Electro Industries relied on
      Section 4(2) as its exemption from registration under the Act in connection with the issuance of such shares. The closing sale price of the Tech Electro Industries common stock on February 25, 2000 was $0.9375 per share.

 11. As permitted by its Articles of Incorporation as amended, during 1998 through date hereof, Tech Electro Industries has paid dividends on its Series A preferred stock by issuing a total of 109,165 shares of common stock to the preferred stock shareholders. Tech Electro Industries contends that such payments of dividend in common stock does not require registration as a sale of securities did not occur.

ITEM 27. EXHIBITS.
Exhibit No.        Description

 23.1              Consent  of  King  Griffin  &  Adamson   P.C.,   independent
                   certified public  accountants, filed herewith.

 23.2              Consent of Law Office
                   of Carl A. Generes. Previously Filed.

 24.1              Power of Attorney. Reference is made to Page II-6.



ITEM 28. UNDERTAKINGS.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, and

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tech Electro Industries, Inc. pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Tech Electro Industries, Inc. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, in Los Angeles, CA on January 23, 2001.

Tech Electro Industries, Inc..

By:

           /s/ William Tan
         -----------------------
         William Tan
         Chairman, Chief Executive Officer
         and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Tan and Ian Edmonds and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, Amendment No. 2 to this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                        Title                               Date


/s/ William Tan            Chairman, President, Chief           January 23, 2001
----------------------     Executive Officer (Principal
William Tan                Executive Officer), and Director




/s/ Julie Sansom-Reese     Chief Accounting Officer,            January 23, 2001
----------------------     (Principal Financial
Julie Sansom-Reese         and Accounting Officer)



/s/ Ian Edmonds            Vice President and Director          January 23, 2001
----------------------
Ian Edmonds



/s/ Sadasuke Gomi          Director                             January 23, 2001
----------------------
Sadasuke Gomi

EXHIBIT INDEX

Exhibit No.                Description


 23.1              Consent  of  King  Griffin  &  Adamson   P.C.,   independent
                   certified public  accountants.













































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